UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DISH Network Corporation

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NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 — TO APPROVE THE 2009 STOCK INCENTIVE PLAN
PROPOSAL NO. 4 — TO APPROVE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD EXCHANGE PROGRAMS
WHERE TO GET ADDITIONAL INFORMATION
COST OF PROXY STATEMENT
SHAREHOLDER COMMUNICATIONS
OTHER BUSINESS
Appendix A
Appendix B
Appendix C
Appendix D

March 31, 2009
Dear Shareholder:
It is a pleasure for me to extend to you an invitation to attend the 2009 Annual Meeting of Shareholders of DISH Network Corporation. The Annual Meeting will be held on May 11, 2009, at 12:00 noon, local time, at DISH Network’s headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
The enclosed Notice of 2009 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted on at the Annual Meeting. During the Annual Meeting, we also will review DISH Network’s operations and other items of general interest regarding the corporation.
We hope that all shareholders will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please vote electronically through the Internet, by mail or by telephone, by following the instructions included with your proxy card.
On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in DISH Network. I look forward to seeing you at the Annual Meeting.
Charles W. Ergen
Chairman, President and Chief Executive Officer

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of DISH Network Corporation:
The Annual Meeting of Shareholders of DISH Network Corporation will be held on May 11, 2009, at 12:00 noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112, to consider and vote upon:
1.	The election of eight directors to our Board of Directors;

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	A proposal to approve our 2009 Stock Incentive Plan;

4.	A proposal to approve amendments to existing equity plans to allow for stock award exchange programs; and

5.	Any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
•	Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

•	Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.
Only shareholders of record at the close of business on March 16, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. We anticipate first mailing our proxy statement and proxy card on or about March 31, 2009.
By Order of the Board of Directors
R. STANTON DODGE
Executive Vice President, General Counsel and Secretary
March 31, 2009
9601 S. Meridian Blvd. • Englewood, Colorado 80112 • Tel: (303) 723-1000 • Fax: (303) 723-1999

PROXY STATEMENT
OF
DISH NETWORK CORPORATION
GENERAL INFORMATION
This Proxy Statement and the accompanying proxy card are being furnished to you in connection with the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of DISH Network Corporation (“DISH Network,” “we,” “us,” “our” or the “Corporation”). The Annual Meeting will be held on May 11, 2009, at 12:00 noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
This Proxy Statement is being sent or provided on or about March 31, 2009, to holders of record at the close of business on March 16, 2009 of our Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”).
Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”). It may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting in person at the Annual Meeting. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the proxy card. To vote using the telephone or electronically through the Internet, please refer to the instructions included with the proxy card. Votes submitted by mail, telephone or electronically through the Internet must be received by 11:59 p.m., Eastern Time, on May 10, 2009. Submitting your vote by mail, telephone or electronically through the Internet will not affect your right to vote in person, if you choose to do so. Proxies that are properly delivered to us before the closing of the polls during the Annual Meeting and not revoked will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth on the proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of eight directors, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the proposal to approve our 2009 Stock Incentive Plan and the proposal to approve amendments to our existing equity plans to allow for stock award exchange programs. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter in accordance with their best judgment. Your presence at the Annual Meeting does not of itself revoke your proxy.
Attendance at the Meeting
All of our shareholders of record at the close of business on March 16, 2009, or their duly appointed proxies, may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 11:30 a.m., local time, and the Annual Meeting will begin at 12:00 noon, local time. Each shareholder may be asked to present an admission ticket, which is attached to the accompanying proxy card, together with a valid government issued photo identification confirming their identity as a shareholder of record, such as a driver’s license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
If your shares are held by a broker, bank, or other nominee (often referred to as holding in “street name”) and you desire to attend the Annual Meeting, you will need to bring a legal proxy or a copy of a brokerage or bank statement reflecting your share ownership as of the record date, March 16, 2009. All shareholders must check in at the registration desk at the Annual Meeting.
Securities Entitled to Vote
Only shareholders of record at the close of business on March 16, 2009 are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on March 16, 2009 at the Annual Meeting. At the close of business on March 16, 2009, 209,015,920 Class A Shares and 238,435,208 Class B Shares were outstanding. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by our shareholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by our shareholders.

Vote Required
In accordance with our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The eight nominees receiving the highest number of votes cast “for” will be elected.
The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposal to approve our 2009 Stock Incentive Plan, and the proposal to approve amendments to our existing equity plans to allow for stock award exchange programs.
The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, to approve our 2009 Stock Incentive Plan and to approve amendments to our existing equity plans to allow for stock award exchange programs. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposal to approve our 2009 Stock Incentive Plan and the proposal to approve amendments to our existing equity plans to allow for stock award exchange programs. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the proposal to approve our 2009 Stock Incentive Plan, or the approval of the amendment of our existing equity plans to allow for stock award exchange programs
Charles W. Ergen, our Chairman, President and Chief Executive Officer, currently possesses approximately 58.0% of the total voting power. In addition, certain trusts established by Mr. Ergen for the benefit of his family hold approximately 37.1% of our voting power. Mr. Ergen has indicated his intention to vote: (1) for the election of each of the eight director nominees, (2) for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, (3) for the proposal to approve our 2009 Stock Incentive Plan, and (4) for amendment of to our existing equity plans to allow for stock award exchange programs. Accordingly, the election of each of the director nominees, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the approval of our 2009 Stock Incentive Plan, and the approval of the amendment of our existing equity plans to allow for stock award exchange programs are assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
Householding
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report and Proxy Statement to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure will reduce our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of our Annual Report or Proxy Statement.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare Investor Services, at 250 Royall Street, Canton, Massachusetts 02021, telephone number 877-437-8901.
Our Mailing Address
Our mailing address is 9601 S. Meridian Blvd., Englewood, Colorado 80112.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Nominees
Our shareholders will elect a board of eight directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the eight nominees who receive the most votes will be elected to the eight open directorships even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve the entire term if elected. If at the time of the meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating Committee; or (ii) the Board of Directors may, in accordance with our bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified. The Nominating Committee knows of no reason why any of the nominees will be unable to serve.
The nominees for director are as follows:

Name	Age	First Became Director	Position with the Company
James DeFranco	56	1980	Director and Executive Vice President
Cantey Ergen	53	2001	Director and Employee
Charles W. Ergen	56	1980	Chairman of the Board of Directors, President and Chief Executive Officer
Steven R. Goodbarn	51	2002	Director
Gary S. Howard	58	2005	Director
David K. Moskowitz	50	1998	Director and Senior Advisor
Tom A. Ortolf	58	2005	Director
Carl E. Vogel	51	2005	Director and Senior Advisor
The following sets forth the business experience of each of the nominees over the last five years:
James DeFranco. Mr. DeFranco is one of our Executive Vice Presidents and has been one of our vice presidents and a member of the Board since our formation. During the past five years he has held various executive officer and director positions with our subsidiaries. Mr. DeFranco co-founded DISH Network with Charles W. Ergen and his wife, Cantey Ergen, in 1980.
Cantey Ergen. Mrs. Ergen has served on the Board since May 2001 and has had a variety of operational responsibilities with us over the past 29 years. Mrs. Ergen has served on the board of directors of The Children’s Hospital of Denver since 2001 and served on the board of trustees of The Children’s Hospital Foundation of Denver from 1999 to 2001. Mrs. Ergen co-founded DISH Network with her husband, Charles W. Ergen, and James DeFranco in 1980.
Charles W. Ergen. Mr. Ergen serves as our Chairman, Chief Executive Officer and President. During the past five years, he has also held various executive officer and director positions with our subsidiaries. Mr. Ergen co-founded DISH Network with his wife, Cantey Ergen, and James DeFranco in 1980. Since October 2007, Mr. Ergen has also served as the Chairman and Chief Executive Officer of EchoStar Corporation (“EchoStar”). On January 1, 2008, we completed the spin-off of EchoStar (the “Spin-off”), which was previously our subsidiary.
Steven R. Goodbarn. Mr. Goodbarn joined the Board in December 2002 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee, where he serves as our “audit committee financial expert.” Since July 2002, Mr. Goodbarn has served as director, chief executive officer and president of Secure64 Software Corporation, a company he co-founded. Mr. Goodbarn was chief financial officer of Janus Capital Corporation from 1992 until late 2000. During that time, he was a member of the executive committee and served on the board of directors of many Janus corporate and investment entities. Mr. Goodbarn is a CPA and spent 12 years at Price Waterhouse prior to joining Janus. The Board has determined that Mr. Goodbarn meets the independence and “audit committee financial expert” requirements of NASDAQ and SEC rules and regulations. Mr. Goodbarn served as a member of the board of directors of EchoStar, and as a member of its Executive Compensation Committee, Nominating Committee, and Audit Committee from its inception in October 2007 until November 2008.
Gary S. Howard. Mr. Howard joined the Board in November 2005 and is a member of our Executive Compensation Committee, Nominating Committee and Audit Committee. Mr. Howard served as Executive Vice President and Chief Operating Officer of Liberty Media Corporation from July 1998 to February 2004 as well as serving on Liberty Media Corporation’s Board of Directors from July 1998 until January 2005. Additionally, Mr. Howard held several executive officer positions with companies affiliated with Liberty Media Corporation. The Board has determined that Mr. Howard meets the independence requirements of NASDAQ and SEC rules and regulations.
David K. Moskowitz. Mr. Moskowitz is one of our Senior Advisors and was an Executive Vice President as well as our Secretary and General Counsel until 2007. Mr. Moskowitz joined us in March 1990. He was elected to the Board in 1998. Mr. Moskowitz performs certain business functions for us and our subsidiaries from time to time. Since October 2007, Mr. Moskowitz has also served as a member of the board of directors of EchoStar.
Tom A. Ortolf. Mr. Ortolf joined the Board in May 2005 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee. Mr. Ortolf has been the President of CMC, a privately held investment management firm, for nearly twenty years. From 1988 until 1991, Mr. Ortolf served as our President and Chief Operating Officer. The Board has determined that Mr. Ortolf meets the independence requirements of NASDAQ and SEC rules and regulations. Since October 2007, Mr. Ortolf has also served as a member of the board of directors of EchoStar, and as a member of its Executive Compensation Committee, Nominating Committee, and Audit Committee.
Carl E. Vogel. Mr. Vogel has served on the Board since May 2005 and became a full-time employee in June 2005. Mr. Vogel is currently a Senior Advisor to us. He served as our President from September 2006 until February 2008 and served as our Vice Chairman from June 2005 until March 2009. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications Inc., a publicly-traded company providing cable television and broadband services to approximately six million customers. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media Corporation. Mr. Vogel was one of our executive officers from 1994 until 1997, including serving as our President from 1995 until 1997. Mr. Vogel is also currently serving on the Board of Directors and Audit Committee of Shaw Communications, Inc. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a senior advisor to, EchoStar.
Charles W. Ergen, our Chairman, President and Chief Executive Officer, currently possesses approximately 58.0% of the total voting power. In addition, certain trusts established by Mr. Ergen for the benefit of his family hold approximately 37.1% of our voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 1. Accordingly, approval of Proposal No. 1 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
The Board of Directors unanimously recommends a vote FOR the election of all of the nominees named herein (Item No. 1 on the enclosed proxy card).
Board of Directors and Committees and Selection Process
Our Board held eleven meetings in 2008 and also took action by unanimous written consent on three occasions during 2008. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director, and (ii) the total number of meetings held by all committees of the Board on which he served. In addition, our non-employee directors held four executive sessions in 2008.
Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of the Board.
We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Charles W. Ergen, our Chairman, President and Chief Executive Officer. Please see “Equity Security Ownership” below. Therefore, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a Board of Directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a Compensation Committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Nevertheless, the Corporation has created an Executive Compensation Committee (the “Compensation Committee”) and a Nominating Committee, in addition to an Audit Committee, all of which are composed entirely of independent directors. The charters of our Compensation, Audit, and Nominating Committees are available free of charge on our website at http://www.dishnetwork.com. The function and authority of these committees are described below:
Compensation Committee. The Compensation Committee operates under a Compensation Committee Charter adopted by the Board. The principal functions of the Compensation Committee are, to the extent the Board deems necessary or appropriate, to: (i) make and approve all option grants and other issuances of DISH Network’s equity securities to DISH Network’s executive officers and Board members other than nonemployee directors; (ii) approve all other option grants and issuances of DISH Network’s equity securities, and recommend that the full Board make and approve such grants and issuances; (iii) establish in writing all performance goals for performance-based compensation that together with other compensation to senior executive officers could exceed $1 million annually, other than standard stock incentive plan options that may be paid to DISH Network’s executive officers, and certify achievement of such goals prior to payment; and (iv) set the compensation of Mr. Ergen, who is our Chairman, President and Chief Executive Officer. The Compensation Committee held nine meetings and took action by unanimous written consent on two occasions during 2008. The current members of the Compensation Committee are Mr. Goodbarn, Mr. Howard and Mr. Ortolf, with Mr. Goodbarn serving as Chairman of the Committee. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations. The current composition of the Compensation Committee is expected to remain the same following our Annual Meeting.
Audit Committee. Our Board has established a standing Audit Committee in accordance with NASDAQ rules and Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee operates under an Audit Committee Charter adopted by the Board. The principal functions of the Audit Committee are to: (i) select the independent registered public accounting firm and set their compensation; (ii) select the internal auditor; (iii) review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm; (iv) review our annual financial statements and other financial reports that require approval by the Board; (v) oversee the integrity of our financial statements, our systems of disclosure and internal controls, and our compliance with legal and regulatory requirements; (vi) review the scope of our independent registered public accounting firm’s audit plans and the results of their audits; and (vii) evaluate the performance of our internal audit function and independent registered public accounting firm.
The Audit Committee held nine meetings and took action by unanimous written consent on three occasions during 2008. The current members of the Audit Committee are Mr. Goodbarn, Mr. Howard and Mr. Ortolf, with Mr. Ortolf serving as Chairman of the Audit Committee and Mr. Goodbarn serving as our “audit committee financial expert”. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations. The Board has also determined that each member of our Audit Committee is financially literate and that Mr. Goodbarn qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations. The current composition of the Audit Committee is expected to remain the same following our Annual Meeting, with Mr. Goodbarn continuing as the “audit committee financial expert”.
Nominating Committee. The Nominating Committee operates under a Nominating Committee Charter adopted by the Board. The principal function of the Nominating Committee is to recommend independent director nominees for selection by the Board. The Nominating Committee held one meeting during 2008. The current members of the Nominating Committee are Mr. Goodbarn, Mr. Howard and Mr. Ortolf, with Mr. Howard serving as Chairman of the Committee. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and SEC rules and regulations. The current composition of the Nominating Committee is expected to remain the same following our Annual Meeting.
The Nominating Committee will consider candidates suggested by its members, other directors, senior management and shareholders as appropriate. No search firms or other advisors were retained to identify nominees during the past fiscal year. The Nominating Committee has not adopted a written policy with respect to the consideration of candidates proposed by security holders or with respect to nominating anyone to our Board other than nonemployee directors. Director candidates, whether recommended by the Nominating Committee, other directors, senior management or shareholders are currently considered by the Nominating Committee and the Board, as applicable, in light of the entirety of their credentials, including but not limited to the following factors: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and the Corporation’s governance guidelines; and (vi) the needs of the Board and the Corporation. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Secretary or any member of the Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Corporation’s bylaws relating to shareholder nominations. Communications can be directed to the Corporation’s Secretary or any member of the Nominating Committee in accordance with the process described in “Shareholder Communications” below.
Other Information About Our Board of Directors
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. All of our directors were in attendance at our 2008 Annual Meeting. We expect that all of our directors will attend our 2009 Annual Meeting.
Equity Security Ownership
The following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of the close of business on March 16, 2009 by: (i) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our directors; (iii) our Chief Executive Officer, Chief Financial Officer and three other most highly compensated persons acting as one of our executive officers in 2008 (collectively, the “Named Executive Officers”); and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

	Amount and
	Nature of
	Beneficial	Percentage
Name (1)	Ownership	of Class
Class A Common Stock:
Charles W. Ergen (2), (3)	151,434,027	42.1%
Cantey Ergen (4)	150,434,027	41.9%
William R. Gouger (5)	79,252,539	27.5%
Barclays Global Investors, NA (6)	12,530,103	6.0%
Dodge & Cox (7)	11,279,628	5.4%
Renaissance Technologies LLC (8)	10,859,521	5.2%
David K. Moskowitz (9)	10,116,970	4.8%
James DeFranco (10)	7,117,583	3.4%
Michael Kelly (11)	944,801	*
Carl E. Vogel (12)	490,542	*
Bernard L. Han (13)	140,124	*
Tom A. Ortolf (14)	126,200	*
Steven R. Goodbarn (15)	70,000	*
Gary S. Howard (16)	65,100	*
All Directors and Executive Officers as a Group (14 persons) (17)	170,752,019	47.1%
Class B Common Stock:
Charles W. Ergen	149,938,218	62.9%
Cantey Ergen	149,938,218	62.9%
Trusts (18)	88,496,990	37.1%
All Directors and Executive Officers as a Group (14 persons) (17)	238,435,208	100.0%

*	Less than 1%.

(1)	Except as otherwise noted below, the address of each such person is 9601 S. Meridian Blvd., Englewood, Colorado 80112. As of the close of business on March 16, 2009, there were 209,015,920 outstanding shares of Class A Common Stock and 238,435,208 shares of Class B Common Stock.

(2)	Mr. Ergen is deemed to own beneficially all of the Class A Shares owned by his spouse, Cantey Ergen. Mr. Ergen’s beneficial ownership includes: (i) 448,652 Class A Shares; (ii) 18,648 Class A Shares held in the Corporation’s 401(k) Employee Savings Plan (the “401(k) Plan”); (iii) the right to acquire 1,000,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 235 Class A Shares held by Mr. Ergen’s spouse; (v) 1,099 Class A Shares held in the 401(k) Plan by Mrs. Ergen; (vi) 27,175 Class A Shares held as custodian for Mr. Ergen’s children; and (vii) 149,938,218 Class A Shares issuable upon conversion of Mr. Ergen’s Class B Shares. Mr. Ergen has sole voting power with respect to 150,432,693 shares and holds sole dispositive power with respect to 150,432,693 shares. Mr. Ergen’s beneficial ownership of Class A Shares excludes: (A) 9,251,839 Class A Shares issuable upon conversion of Class B Shares currently held by the Ergen Five-Year GRAT dated November 9, 2005 and the Ergen Four-Year GRAT dated November 9, 2005; (B) 75,000,000 Class A Shares issuable upon conversion of Class B Shares currently held by the Ergen Two-Year GRAT dated September 5, 2008; and (C) 4,245,151 Class A Shares issuable upon conversion of Class B Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(3)	Because each share of Class B Common Stock is entitled to 10 votes per share, Mr. Ergen owns beneficially equity securities of the Company representing approximately 58% of the voting power of the Company (assuming no conversion of the Class B Common Stock and after giving effect to the exercise of Mr. Ergen’s options exercisable within 60 days).

(4)	Mrs. Ergen beneficially owns all of the Class A Shares owned by her spouse, Mr. Ergen, except for Mr. Ergen’s right to acquire 1,000,000 Class A Shares within 60 days upon the exercise of employee stock options.

(5)	The address of Mr. William R. Gouger is 400 Inverness Parkway, Suite 250, Englewood, CO 80112. Mr. Gouger’s beneficial ownership includes: (i) 140 shares of Class A Common Stock owned beneficially directly by Mr. Gouger; (ii) 7,248 shares of Class A Common Stock owned beneficially indirectly by Mr. Gouger in the 401(k) Plan; (iii) 4,245,151 shares of Class B Common Stock owned beneficially by Mr. Gouger solely by virtue of his position as trustee of certain trusts established by Mr. Ergen for the benefit of his family; and (iv) 75,000,000 shares of Class B Common Stock owned beneficially by Mr. Gouger solely by virtue of his position as trustee of the Ergen 2008 Two-Year GRAT dated September 5, 2008.

(6)	The address of Barclay Global Investors, NA. (“Barclays”) is 400 Howard Street, San Francisco, California, 94105. The Class A Shares beneficially owned by Barclays include 8,501,044 Class A Shares, of which Barclays has sole voting power as to 6,942,882 Class A Shares. In addition, affiliates of Barclays have sole voting power as to the following shares: (i) 1,513,338 Class A Shares held by Barclays Global Fund Advisors; (ii) 1,230,047 Class A Shares held by Barclays Global Investors, Ltd.; (iii) 1,171,874 Class A Shares held by Barclays Global Investors Japan Limited; (iv) 90,254 Class A Shares held by Barclays Global Investors Canada Limited; and (v) 23,546 Class A Shares held by Barclays Global Investors Australia Limited. The foregoing information is based solely upon a Schedule 13G filed by Barclays on February 5, 2009.

(7)	The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California, 94104. Of the Class A Shares beneficially owned, Dodge & Cox has sole voting power as to 10,593,336 Class A Shares and sole dispositive power as to 11,279,628 shares. The foregoing information is based solely upon a Schedule 13G filed by Dodge & Cox on February 11, 2009.

(8)	The address of Renaissance Technologies LLC (“Renaissance”) is 800 Third Avenue, New York, New York 10022. Renaissance Technologies LLC (“Renaissance”) and James H. Simons, who controls Renaissance, have sole voting power and dispositive power with respect to all of the shares held by Renaissance. The foregoing information is based solely upon a Schedule 13G filed by Renaissance on February 13, 2009.

(9)	Mr. Moskowitz’s beneficial ownership includes: (i) 127,779 Class A Shares; (ii) 17,840 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 680,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 1,328 Class A Shares held as custodian for his minor children; (v) 8,184 Class A Shares held as trustee for Mr. Ergen’s children; (vi) 30,000 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors; and (vii) 9,251,839 Class A Shares issuable upon conversion of the Class B Shares held by the Ergen Five-Year GRAT dated November 9, 2005 and the Ergen Four-Year GRAT dated November 9, 2005, for which Mr. Moskowitz is the sole trustee.

(10)	Mr. DeFranco’s beneficial ownership includes: (i) 2,234,088 Class A Shares; (ii) 18,648 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 228,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 50,000 Class A Shares held by Mr. DeFranco in an irrevocable trust for the benefit of his minor children and grandchildren; (v) 8,760 Class A Shares held by Mr. DeFranco as custodian for his minor children; (vi) 2,673,028 Class A Shares controlled by Mr. DeFranco as general partner of a limited partnership, and (vii) 1,905,059 Class A Shares held by Mr. DeFranco as a general partner of a different limited partnership.

(11)	Mr. Kelly’s beneficial ownership includes: (i) 77,483 Class A Shares (including 49,000 shares held in an account that is subject to a margin loan); (ii) 818 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 860,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 3,000 Class A Shares held by Mr. Kelly in trust for the benefit of his minor children; and (v) 3,500 Class A Shares held by Mr. Kelly as custodian for his minor children.

(12)	Mr. Vogel’s beneficial ownership includes: (i) 10,165 Class A Shares (including 10,000 shares held in an account that is subject to a margin loan); (ii) 377 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 480,000 Class A Shares within 60 days upon the exercise of employee stock options.

(13)	Mr. Han’s beneficial ownership includes: (i) 124 Class A Shares held in the 401(k) Plan; and (ii) the right to acquire 140,000 Class A Shares within 60 days upon the exercise of employee stock options.

(14)	Mr. Ortolf’s beneficial ownership includes: (i) the right to acquire 65,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options; (ii) 200 Class A Shares held in the name of one of his children; and (iii) 61,000 Class A Shares held by a partnership of which Mr. Ortolf is a partner.

(15)	Mr. Goodbarn’s beneficial ownership includes: (i) 5,000 Class A Shares; and (ii) the right to acquire 65,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(16)	Mr. Howard’s beneficial ownership includes: (i) 100 Class A Shares owned by his spouse; and (ii) the right to acquire 65,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(17)	Includes: (i) 4,732,517 Class A Shares; (ii) 59,198 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 3,827,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 2,811,000 Class A Shares held in a partnership; (v) 159,190,057 Class A Shares issuable upon conversion of Class B Shares; (vi) 102,147 Class A Shares held in the name of, or in trust for, children and other family members; (vii) 30,000 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of its board of directors; and (viii) 100 Class A Shares held by a spouse. Class A and Class B Common Stock beneficially owned by both Mr. and Mrs. Ergen is only included once in calculating the aggregate number of shares owned by directors and executive officers as a group.

(18)	Held by certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family of which Mr. Moskowitz and Mr. Gouger are each a trustee.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our equity securities. We believe that during 2008, our directors, officers and 10% shareholders complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis addresses our compensation objectives and policies for our named executive officers, or NEOs, the elements of NEO compensation and the application of those objectives and policies to each element of fiscal 2008 compensation for our NEOs.
This Compensation Discussion and Analysis contains information regarding company performance targets and goals for our executive compensation program. These targets and goals were disclosed to provide information on how executive compensation was determined in 2008 but are not intended to be estimates of future results or other forward-looking guidance. We caution investors against using these targets and goals outside of the context of their use in our executive compensation program as described herein.

Overall Compensation Program Objectives and Policies
Compensation Philosophy
DISH Network’s executive compensation program is guided by the following key principles:
•	Attraction, retention and motivation of executive officers over the long-term;

•	Recognition of individual performance;

•	Recognition of the achievement of company-wide performance goals; and

•	Creation of shareholder value by aligning the interest of management with that of DISH Network’s shareholders through equity incentives.
General Compensation Levels
The total direct compensation opportunities, both base salaries and long-term incentives, offered to DISH Network’s NEOs have been designed to ensure that they are competitive with market practice, support DISH Network’s executive recruitment and retention objectives, reward individual and company-wide performance and contribute to DISH Network’s long-term success by aligning the interest of its executive officers and shareholders.
The Compensation Committee of DISH Network, without Mr. Ergen present, determines Mr. Ergen’s compensation. Mr. Ergen recommends to the Board of Directors, but DISH Network’s Board of Directors ultimately approves, the base compensation of DISH Network’s other NEOs. DISH Network’s Compensation Committee has made and approved grants of options and other equity-based compensation to DISH Network’s NEOs, and established in writing performance goals for any performance-based compensation that together with other compensation to any DISH Network NEO could exceed $1 million annually. DISH Network’s Compensation Committee has also certified achievement of those performance goals prior to payment of performance-based compensation.
In determining the actual amount of each NEO’s compensation, the Compensation Committee of DISH Network reviews the materials discussed in the peer group analysis described below, the Compensation Committee’s subjective performance evaluation of the individual’s performance (after reviewing Mr. Ergen’s recommendations with respect to the NEOs other than himself), the individual’s success in achieving DISH Network’s and individual goals, whether the performance goals of any short-term incentive plans were met and the payouts that would become payable upon achievement of those performance goals, equity awards previously granted to the individual, and equity awards that would be normally granted upon a promotion in accordance with DISH Network’s policies for promotions. DISH Network’s Compensation Committee and Board have also considered each of DISH Network’s NEOs individual extraordinary efforts resulting in tangible increases in corporate, division or department success when setting base cash salaries and short term incentive compensation.
Furthermore, the Compensation Committee of DISH Network also makes a subjective determination as to whether an increase should be made to Mr. Ergen’s compensation based on its evaluation of Mr. Ergen’s contribution to the success of DISH Network, whether the performance goals of any short-term incentive plans were met, the payouts that would become payable to Mr. Ergen upon achievement of those performance goals, the options and other stock awards currently held by Mr. Ergen and whether such awards are sufficient to retain Mr. Ergen.
This approach to general compensation levels is not formulaic and the weight given to any particular factor in determining a particular NEO’s compensation depends on the subjective consideration of all factors described above in the aggregate.
With respect to incentive compensation, DISH Network attempts to ensure that each NEO has stock options and/or restricted stock units at any given time that are significant in relation to such individual’s annual cash compensation to ensure that each of DISH Network’s NEOs has appropriate incentives tied to the performance of DISH Network’s Class A Common Stock. Therefore, DISH Network may grant more options to one particular NEO in a given year if a substantial portion of the NEO’s equity incentives are vested and the underlying stock capable of being sold. In addition, if an NEO recently received a substantial amount of equity incentives, DISH Network may not grant any equity incentives to that particular NEO.

Peer Group Analysis
In connection with the approval process for DISH Network’s executive officer compensation, DISH Network’s Board of Directors and Compensation Committee had management prepare a table listing the compensation components for the NEOs of companies selected by the Compensation Committee, as disclosed in their respective publicly-filed proxy statements. These surveyed companies included: The DirecTV Group, Inc., Comcast Corporation, Cablevision Systems Corporation, Cox Communications, Inc., Charter Communications, Inc., Adelphia Communications Corporation, Liberty Media Corporation, CenturyTel, Inc., UnitedGlobalCom, Inc., and Level 3 Communications, Inc. This table, along with other information obtained by committee members from media reports, such as newspaper or magazine articles or other generally available sources related to executive compensation, and from corporate director events attended by committee members, is used solely as a subjective frame of reference to set approximate boundaries for compensation, rather than a basis for benchmarking compensation of DISH Network’s NEOs. DISH Network’s Compensation Committee and Board of Directors do not utilize a formulaic or standard, formalized benchmarking level or element in tying or otherwise setting DISH Network’s executive compensation to that of other companies. Generally, DISH Network’s overall compensation lags behind competitors in the area of base pay, severance packages, and short-term incentives and may be competitive over time in equity compensation. If DISH Network’s stock performance substantially outperforms similar companies, executive compensation at DISH Network could exceed that at similar companies. Barring significant increases in the stock price, DISH Network’s compensation levels generally lag its peers.
Deductibility of Compensation
Section 162(m) of the U.S. Internal Revenue Code (the “Code”) places a limit on the tax deductibility of compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its four next most highly compensated executive officers in the year that the compensation is paid). This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Compensation Committee conducts an ongoing review of DISH Network’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid consistent with DISH Network’s existing commitments and ongoing competitive needs. However, nondeductible compensation in excess of this limitation may be paid.
Implementation of Executive Compensation Program Objectives and Policies
Weighting and Selection of Elements of Compensation
As described in “General Compensation Levels” above, neither DISH Network’s Board of Directors nor its Compensation Committee has in the past assigned specific weights to any factors considered by DISH Network’s Board of Directors and its Compensation Committee in determining compensation, and none of the factors are more dispositive than others.
Elements of Executive Compensation
The primary components of DISH Network’s executive compensation program have included:
•	base cash salary;

•	short-term incentive compensation, including conditional and/or performance-based cash incentive compensation and discretionary bonuses;

•	long-term equity incentive compensation in the form of stock options and restricted stock units offered under DISH Network’s stock incentive plans;

•	401(k) plan; and

•	other compensation, including perquisites and personal benefits and post-termination compensation.
These elements combine to promote the objectives and policies described above. Base salary, 401(k) benefits and other benefits and perquisites provided generally to DISH Network employees provide a minimum level of compensation for our NEOs. Short-term incentives reward individual performance and achievement of annual goals important to DISH Network. Long-term equity-incentive compensation aligns NEO compensation directly with the creation of long-term shareholder value and promotes retention.

DISH Network has not required that a certain percentage of an executive’s salary be provided in one form versus another. However, the Compensation Committee’s goal is to award compensation that is reasonable in relation to DISH Network’s compensation program and objectives when all elements of potential compensation are considered. Each element of DISH Network’s historical executive compensation and the rationale for each element is described below.
Base Cash Salary
DISH Network has traditionally included salary in its executive compensation package under the belief that it is appropriate that some portion of the compensation paid to its executives be provided in a form that is fixed and liquid occurring over regular intervals. Generally, for the reasons discussed in “Equity Incentive Compensation,” DISH Network has weighted overall compensation towards equity components as opposed to base salaries. DISH Network’s Compensation Committee and Board of Directors have traditionally been free to set base salary at any level deemed appropriate and typically review base salaries once annually. Any increases or decreases in base salary on a year-over-year basis have usually been dependent on a combination of the following factors:
•	the Compensation Committee’s and Board of Directors’ respective assessment of DISH Network’s overall financial and business performance;

•	the performance of the NEO’s business unit;

•	the NEO’s individual contributions to DISH Network; and

•	the rate of DISH Network’s standard annual merit increase for employees who are performing at a satisfactory level.
Short-Term Incentive Compensation and 2008 Short-Term Incentive Plan
The compensation program provides for a bonus that is linked to annual performance as determined by the Compensation Committee at the beginning of each fiscal year when it establishes the short-term incentive plan for that year. The objective of the short-term incentive plan is to compensate NEOs in significant part based on the achievement of specific annual goals that the Compensation Committee believes will create an incentive to maximize long-term shareholder value. DISH Network’s compensation program also permits a portion of short-term incentive compensation to be awarded in the form of discretionary cash bonuses based on individual performance during the year.
In determining the specific performance-based elements of executive compensation for the short-term incentive plan that was implemented in 2008, the Board of Directors and the Compensation Committee reviewed a number of potential performance metrics including, among other things: (a) subscriber growth; (b) subscriber churn; (c) net subscriber additions as compared to those of DISH Network’s competitors; (d) earnings before interest and taxes, and other financial metrics; (e) average revenue per subscriber; (f) customer service metrics; (g) departmental goals; and (h) individual accomplishment metrics. The particular metrics used by DISH Network for performance-based incentives vary from year-to-year based on a determination by DISH Network’s Board of Directors, its Compensation Committee and Mr. Ergen as to the key company-wide, departmental and individual performance goals for DISH Network for the upcoming year. The particular metrics used for 2008 are set forth below.
DISH Network may provide performance-based compensation to executives in the form of equity incentives, cash incentives, or both. In 2008, DISH Network’s performance-based compensation was provided solely in the form of cash incentives payable pursuant to DISH Network’s 2008 Short-Term Incentive Plan, the terms of which are described below.
Determination of Short-Term Incentive Compensation of Chief Executive Officer and other NEOs
For 2008, cash incentives were payable to each NEO other than Mr. Ergen if a combination of certain pre-determined corporate goals were met by DISH Network and an individual performance goal was met by that NEO as set forth in DISH Network’s 2008 Short-Term Incentive Plan. Mr. Ergen did not participate in the 2008 Short-Term Incentive Plan. DISH Network’s Compensation Committee, with input from Mr. Ergen, based the corporate goals for the 2008 Short-Term Incentive Plan on key metrics for growth and profitability established by Mr. Ergen and the Compensation Committee for 2008. The 2008 Short-Term Incentive Plan is comprised of seven corporate goals. The corporate goals accounted for 100% of the total potential cash incentive compensation payments to DISH Network’s NEOs (other than Mr. Ergen) under the 2008 Short-Term Incentive Plan. However, only NEOs with a personal performance appraisal score of at least “meets expectations” from Mr. Ergen based upon his subjective evaluation of such NEO’s performance in 2008 are eligible to receive such cash incentive compensation payments under the 2008 Short-Term Incentive Plan. In determining each NEO’s performance appraisal score, Mr. Ergen makes a subjective evaluation of each NEO’s performance by evaluating each of the following three categories — Results, Leadership and Individual Skills/Abilities.
Each of DISH Network’s NEOs other than Mr. Ergen was eligible to receive cash incentive payments in increments based upon achievement of each of the corporate goals described herein. Each NEO other than Mr. Ergen had a maximum payout of $200,000 if all of the corporate goals were achieved and if such NEO receives a personal performance appraisal score of at least “meets expectations” from Mr. Ergen based upon his subjective evaluation of such NEO’s performance in 2008, as described above. Of the seven corporate goals, five of the goals were able to be measured on December 31, 2008. Because none of the corporate goals measured on December 31, 2008 were met, to date, no amounts have been paid to any NEOs under the 2008 Short-Term Incentive Plan. However, because we cannot determine whether the American Customer Satisfaction Index (“ACSI”) Score Increase and ACSI Top Score goals were met until these scores are released in May 2009, our NEOs may still receive up to $40,000 under the 2008 Short-Term Incentive Plan if both the ACSI Score Increase and ACSI Top Score goals are achieved and if such individual NEO receives a personal performance appraisal score of at least “meets expectations” from Mr. Ergen based upon his subjective evaluation of such NEO’s performance in 2008. The 2008 Short-Term Incentive Plan structure is summarized below:

Corporate Performance Goal	Performance Threshold	Overall Cash Incentive Percentage
Total Contact Rate	Achieve a material reduction in total subscriber contact rates to below 91 percent.	20.0%
2008 Budgeted Net Subscribers	DISH Network achieves its 2008 Budgeted Net Subscribers target of 800,000 net subscriber additions.	20.0%
Fasting Growing DBS Provider (Net Additions)	DISH Network is the leading DBS provider in terms of net new subscribers in 2008.	20.0%
Fasting Growing DBS Provider (Gross Additions)	DISH Network is the leading DBS provider in terms of gross new subscribers in 2008.	10.0%
ACSI Score Increase	Achieve an American Cable Satisfaction Index score at least 1 point higher than the previous year’s score.	10.0%
ACSI Top Score	DISH Network obtains the highest score provided by the American Cable Satisfaction Index.	10.0%
Variable Cost Decrease	Achieve a material reduction in variable costs.	10.0%
Total		100.0%
Long-Term Equity Incentive Compensation
DISH Network has traditionally operated under the belief that executive officers will be better able to contribute to its long-term success and help build incremental shareholder value if they have a stake in that future success and value. DISH Network has stated it believes this stake focuses the executive officers’ attention on managing DISH Network as owners with equity positions in DISH Network and has aligned their interests with the long-term interests of DISH Network’s shareholders. Equity awards therefore have represented an important and significant component of DISH Network’s compensation program for executive officers. DISH Network has attempted to create general incentives with its standard stock option grants and conditional incentives through conditional awards that may include payouts in cash or equity.
General Equity Incentives
With respect to equity incentive compensation, DISH Network attempts to ensure that each NEO has stock options and/or restricted stock units at any given time that are significant in relation to such individual’s annual cash compensation to ensure that each of DISH Network’s NEOs has appropriate incentives tied to the performance of DISH Network’s Class A Common Stock. Therefore, DISH Network may grant more options to one particular NEO in a given year if a substantial portion of the NEO’s equity incentives are vested and the underlying stock is capable of being sold. In addition, if an NEO recently received a substantial amount of equity incentives, DISH Network may not grant any equity incentives to that particular NEO. In particular, in granting awards for 2008, the Compensation Committee took into account, among other things, the amount necessary to retain our executive officers and that the 1999 Long Term Incentive Plan expired without achieving the goal necessary for vesting under the 1999 Long Term Incentive Plan.
In granting equity incentive compensation, the Compensation Committee also takes into account whether the NEO has been promoted in determining whether to award equity awards to that individual. Finally, from time to time, the Compensation Committee may award one-time equity awards based on a number of subjective criteria, including the NEO’s position and role in DISH Network’s success and whether the NEO made any exceptional contributions to DISH Network’s success.
To encourage executive officers to remain in DISH Network’s employ, options granted under DISH Network’s stock incentive plans generally vest at the rate of 20% per year and have exercise prices not less than the fair market value of DISH Network’s Class A Common Stock on the date of grant. DISH Network’s standard form of option agreement given to executive officers has included acceleration of vesting upon a change in control of DISH Network for those executive officers that do not continue to be employed by DISH Network or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.
Practices Regarding Grant of Equity Incentives
DISH Network has generally awarded stock options and restricted stock units as of the last day of each calendar quarter and has set exercise prices, as applicable, of not less than the fair market value of DISH Network’s Class A Common Stock on the date of grant.
1999 Stock Incentive Plan
We have adopted an employee stock incentive plan, which we refer to as the 1999 Stock Incentive Plan. The purpose of the 1999 Stock Incentive Plan is to provide incentives to attract and retain executive officers and other key employees. Awards available to be granted under the 1999 Stock Incentive Plan include: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. The 1999 Stock Incentive Plan expires on April 16, 2009. After its expiration, we will no longer be authorized to grant new equity awards under the 1999 Stock Incentive Plan.
2009 Stock Incentive Plan
Our Board adopted an employee stock incentive plan, subject to shareholder approval at our 2009 Annual Meeting. We refer to this plan as the 2009 Stock Incentive Plan. Our Board has recommended that our shareholders approve our 2009 Stock Incentive Plan. The purpose of the 2009 Stock Incentive Plan is to allow us to grant new equity awards after the 1999 Stock Incentive Plan expires on April 16, 2009. The 2009 Stock Incentive Plan will allow the Corporation to continue to provide incentives to attract and retain executive officers and other key employees. Assuming that the 2009 Stock Incentive Plan is approved at the 2009 Annual Meeting, awards available to be granted under the 2009 Stock Incentive Plan include: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards.
Class B CEO Stock Option Plan
We have adopted a Class B CEO stock option plan, which we refer to as the 2002 Class B CEO Stock Option Plan. The purpose of the 2002 Class B CEO Stock Option Plan is to promote the interests of DISH Network and its subsidiaries by aiding in the retention of Charles W. Ergen, the Chairman, President and Chief Executive Officer of DISH Network, who our Board of Directors believes is crucial to assuring our future success, to offer Mr. Ergen incentives to put forth maximum efforts for our future success and to afford Mr. Ergen an opportunity to acquire additional proprietary interests in DISH Network. Awards available to be granted under the 2002 Class B CEO Stock Option Plan will include nonqualified stock options and dividend equivalent rights with respect to DISH Network’s Class B Common Stock.

Employee Stock Purchase Plan
We have adopted an employee stock purchase plan, which we refer to as our ESPP. The purpose of the ESPP is to provide our eligible employees with an opportunity to acquire a proprietary interest in us by the purchase of our Class A common stock. All full-time employees who are employed by DISH Network for at least one calendar quarter will be eligible to participate in the ESPP. Employee stock purchases will be made through payroll deductions. Under the terms of the ESPP, employees will not be permitted to deduct an amount which would permit such employee to purchase our capital stock under all of our stock purchase plans which would exceed $25,000 in fair market value of capital stock in any one year. The ESPP is intended to qualify under Section 423 of the Code and thereby provide participating employees with an opportunity to receive certain favorable income tax consequences as to stock purchase rights under the ESPP.
Nonemployee Director Stock Option Plan
We have adopted a non-employee director stock option plan, which we refer to as the 2001 Director Plan. The purpose of the 2001 Director Plan is to advance our interests through the motivation, attraction and retention of highly-qualified non-employee directors. The 2001 Director Plan grants our new non-employee directors, upon their initial election or appointment to our Board, an option to acquire a certain number of shares of DISH Network’s Class A Common Stock. We may also grant, in our discretion, any continuing non-employee directors further options to acquire our shares of Class A Common Stock in exchange for their continuing services.
1999 Long-Term Incentive Plan
In February 1999, DISH Network adopted its 1999 long-term incentive plan, or 1999 LTIP, within the terms of DISH Network’s 1995 Stock Incentive Plan. The 1999 LTIP provided key employees with stock options that were exercisable if DISH Network became the largest DBS provider measured by total subscribers by December 31, 2008. The performance goal was the same for all key employees granted options pursuant to the 1999 LTIP. The performance goal for the 1999 LTIP was not achieved prior to the expiration of the 1999 LTIP on December 31, 2008. As a result, none of the stock options that were issued under the 1999 LTIP vested.
2005 Long-Term Incentive Plan
During January 2005, DISH Network adopted the 2005 long-term incentive plan, or 2005 LTIP, within the terms of DISH Network’s 1999 Stock Incentive Plan. The purpose of the 2005 LTIP is to promote DISH Network’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of DISH Network reaching the milestone of 15 million subscribers. The employees eligible to participate in the 2005 LTIP include DISH Network’s executive officers, vice presidents, directors and certain other key employees designated by DISH Network’s Compensation Committee. Awards under the 2005 LTIP consist of a one-time grant of: (a) an option to acquire a specified number of shares priced at the market value as of the last day of the calendar quarter in which the option was granted; (b) rights to acquire for no additional consideration a specified smaller number of shares of DISH Network’s Class A Common Stock; or (c) in some cases, a corresponding combination of a lesser number of option shares and such rights to acquire shares of DISH Network’s Class A Common Stock. The options and rights vest in 10% increments on each of the first four anniversaries of the date of grant and then at the rate of 20% per year thereafter; provided, however, that none of the options or rights shall be exercisable until DISH Network reaches the milestone of 15 million subscribers. The performance goal under the 2005 LTIP was not achieved in 2008. Mr. Ergen has 900,000 stock options under the 2005 LTIP that were granted on September 30, 2005. Mr. Vogel has 300,000 stock options under the 2005 LTIP that were granted on September 30, 2006. Mr. Han has 90,000 stock options and 30,000 restricted stock units under the 2005 LTIP that were granted on September 30, 2006. Messrs. DeFranco and Kelly each have 300,000 stock options under the 2005 LTIP that were granted on March 31, 2005.
2008 Long-Term Incentive Plan
During December 2008, DISH Network adopted the 2008 long-term incentive plan, or 2008 LTIP, within the terms of our 1999 Stock Incentive Plan. The purpose of the 2008 LTIP is to promote DISH Network’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of a specified long-term cumulative free cash flow goal while maintaining a specified long-term subscriber threshold. The employees eligible to participate in the 2008 LTIP include DISH Network’s executive officers, vice presidents, directors and certain other key employees designated by DISH Network’s Compensation Committee. Awards under the 2008 LTIP consist of a one-time grant of: (a) an option to acquire a specified number of shares priced at the market value as of the last day of the calendar quarter in which the option was granted; (b) rights to acquire for no additional consideration a specified smaller number of shares of DISH Network’s Class A Common Stock; or (c) in some cases, a corresponding combination of a lesser number of option shares and such rights to acquire shares of DISH Network’s Class A Common Stock. Under the 2008 LTIP, the cumulative free cash flow goals and the total net subscriber threshold are measured on the last day of each calendar quarter commencing on March 31, 2009 and continuing through and including December 31, 2015. In the event that a cumulative free cash flow goal is achieved and the total net subscriber threshold is met as of the last day of any such calendar quarter: (i) the applicable cumulative free cash flow goal will be retired; and (ii) the corresponding increment of the option/restricted stock unit will vest and shall become exercisable contemporaneous with filing of the Form 10-Q or Form 10-K for that quarter or year, as applicable, in accordance with the following schedule:

Cumulative Free	Total Net Subscriber	Cumulative Vesting
Cash Flow Goals	Threshold	Schedule
$1 billion	13 Million	10%
$2 billion	13 Million	25%
$3 billion	13 Million	45%
$4 billion	13 Million	70%
$5 billion	13 Million	100%
Mr. Ergen was granted 900,000 stock options under the 2008 LTIP on December 31, 2008. Messrs. DeFranco, Han, Kelly and Vogel each were granted 300,000 stock options under the 2008 LTIP on December 31, 2008. While all awards granted to date under the 2008 LTIP were granted pursuant to the 1999 Stock Incentive Plan, to the extent any awards are granted under the 2008 LTIP after the expiration of the 1999 Stock Incentive Plan on April 16, 2009, they will be granted pursuant to the 2009 Stock Incentive Plan, subject to approval of our shareholders at our 2009 Annual Meeting.
401(k) Plan
DISH Network has adopted a defined-contribution tax-qualified 401(k) plan for its employees, including its executives, to encourage its employees to save some percentage of their cash compensation for their eventual retirement. DISH Network’s executives have participated in the 401(k) plan on the same terms as DISH Network’s other employees. Under the plan, employees have become eligible for participation in the 401(k) plan upon completing ninety days of service with DISH Network and reaching age 19. 401(k) plan participants have been able to contribute up to 50% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Code. DISH Network may also make a 50% matching employer contribution up to a maximum of $1,500 per participant per calendar year. In addition, DISH Network may also make an annual discretionary profit sharing contribution to the 401(k) plan with the approval of its Compensation Committee and Board of Directors. 401(k) plan participants are immediately vested in their voluntary contributions and earnings on voluntary contributions. DISH Network’s employer contributions to 401(k) plan participants’ accounts vest 20% per year commencing one year from the employee’s date of employment.
Perquisites and Personal Benefits, Post-Termination Compensation and Other Compensation
DISH Network has traditionally offered numerous plans and other benefits to its executive officers on the same terms as other employees. These plans and benefits have included medical, vision, and dental insurance, life insurance, and the employee stock purchase plan as well as discounts on DISH Network’s services. Relocation benefits may also be reimbursed, but are individually negotiated when they occur. DISH Network has also permitted certain NEOs to use its corporate aircraft for personal use. DISH Network has also paid for annual tax preparation costs for certain NEOs.
DISH Network has not traditionally had any plans in place to provide severance benefits to employees. However, certain stock options and restricted stock units have been granted to its executive officers subject to accelerated vesting upon a change in control.

2008 Executive Compensation
DISH Network has historically made decisions with respect to executive compensation for a particular compensation year in December of the preceding compensation year or the first quarter of the applicable compensation year. For 2008, the Compensation Committee (along with Mr. Ergen for each of the NEOs other than himself) reviewed total compensation of each NEO and the value of (a) historic and current components of each NEO’s compensation, including the base salary and bonus paid to the NEO in the prior year, and (b) stock options and restricted stock units held by each NEO in DISH Network’s incentive plans. DISH Network’s Compensation Committee (along with Mr. Ergen for each of the NEOs other than himself) also reviewed the results of the peer group analysis described above that was prepared for 2008. As described in “General Incentive Compensation” above, DISH Network aims to provide base salaries and long-term incentives that are competitive with market practice with an emphasis on providing a substantial portion of overall compensation in the form of equity incentives. In addition, DISH Network’s Compensation Committee has discretion to award performance based compensation, that is based on performance goals different from those which were previously set or that is higher or lower than the anticipated compensation that would be awarded under DISH Network’s incentive plans if particular performance goals were met. DISH Network’s Compensation Committee did not exercise this discretion in 2008.
Compensation of Chief Executive Officer
2008 Base Salary. Mr. Ergen’s base salary for 2008 was determined at the beginning of 2008 based on a review by the Compensation Committee of the expected base salaries in 2008 of each of DISH Network’s other NEOs. The Compensation Committee determined that Mr. Ergen’s salary did not require an increase from 2007 to 2008 because the Compensation Committee determined that Mr. Ergen’s then current salary of $600,000, which was set in 2007, remains measurably higher than that of DISH Network’s other NEOs. DISH Network’s Compensation Committee also noted that Mr. Ergen’s base salary continued to be substantially lower than the base salaries of the CEOs of the significant majority of the surveyed companies in the 2008 peer group analysis. Additionally, consistent with DISH Network’s executive compensation policy, the Compensation Committee believed that Mr. Ergen’s compensation should be weighted in favor of equity compensation and granted Mr. Ergen new equity awards under the 2008 LTIP and the 1999 Stock Incentive Plan .
2008 Cash Bonus. Because Mr. Ergen was not eligible to participate in the 2008 Short-Term Incentive Plan, no bonus was paid to Mr. Ergen in 2008.
2008 Equity Incentives. With respect to equity incentives, DISH Network attempts to ensure that Mr. Ergen has stock options and/or restricted stock units at any given time that are significant in relation to Mr. Ergen’s annual cash compensation to ensure that Mr. Ergen has appropriate incentives tied to the performance of DISH Network’s Class A Common Stock. As a result of the Spin-off, Mr. Ergen is an employee of both DISH Network and EchoStar. For 2008, the Compensation Committee determined that the equity incentive compensation Mr. Ergen received from DISH Network should equal the equity incentive compensation Mr. Ergen received from EchoStar so that Mr. Ergen would have an equal incentive to raise the long-term stock price and therefore create greater shareholder value at both companies. Consequently, the Compensation Committee determined that Mr. Ergen should be granted 500,000 options to purchase the Corporation’s Class A Common Stock. EchoStar also awarded Mr. Ergen 500,000 stock options to purchase its stock. In addition, as result of Mr. Ergen’s eligibility to participate in the recently adopted 2008 LTIP, the Compensation Committee determined to award Mr. Ergen 900,000 stock options under the 2008 LTIP.
Compensation of Other Named Executive Officers
2008 Base Salary.
Base salaries for each of the other NEOs are determined annually by DISH Network’s Board of Directors primarily based on Mr. Ergen’s recommendations. The Board of Directors places substantial weight on Mr. Ergen’s recommendations in light of his role as CEO and as co-founder and controlling shareholder of DISH Network. Mr. Ergen made recommendations to the Board of Directors with respect to the 2008 base salary of each of the other NEOs after considering (a) the NEO’s base salary in 2007, (b) the range of the percentage increases in base salary for NEOs of the surveyed companies in the 2008 peer group survey, (c) whether the NEO’s base salary was appropriate in light of DISH Network’s goals, including retention of the NEO, (d) the expected compensation to be paid to other NEOs in 2008 in relation to a particular NEO in 2008, (e) whether the NEO was promoted or newly hired in 2008, and (f) whether in Mr. Ergen’s subjective determination, the NEO’s performance in 2007 warranted an increase in the NEO’s base salary. Placing primary weight on (a) the NEO’s base salary in 2007 and (b) whether, in Mr. Ergen’s subjective view, an increase in 2007 base salary was necessary to retain the NEO, Mr. Ergen recommended the base salary amounts indicated in the “Fiscal 2008

Summary Compensation Table.” The basis for Mr. Ergen’s recommendation with respect to each of the other NEOs is discussed below. The Board of Directors accepted each of Mr. Ergen’s recommendations on base salaries for each of the other NEOs.
Mr. Vogel. During February 2008, Mr. Vogel stepped down as President of DISH Network. Therefore, Mr. Ergen recommended, and the Board of Directors agreed, to reduce Mr. Vogel’s base salary by $50,000. Mr. Ergen subjectively determined that after reducing Mr. Vogel’s salary it remains within the range of market compensation indicated in the peer group analysis in light of DISH Network’s practices with respect to base salaries.
Mr. Han. Mr. Han’s salary was agreed between DISH Network and Mr. Han on September 28, 2006 in connection with the commencement of Mr. Han’s employment as Executive Vice President and Chief Financial Officer of DISH Network. In determining Mr. Han’s 2008 base salary, Mr. Ergen subjectively determined that Mr. Han’s existing base compensation was already within the range of market compensation indicated in the peer group analysis in light of DISH Network’s practices with respect to base salaries and that therefore an increase over Mr. Han’s 2007 base salary was not necessary.
Mr. DeFranco. Mr. Ergen determined that Mr. DeFranco’s performance met expectations for 2007 and was therefore eligible for DISH Network’s standard annual merit increase in base salary. In addition, Mr. Ergen determined that Mr. DeFranco should receive an additional increase in base salary based on Mr. Ergen’s subjective determination of the amount required to maintain Mr. DeFranco’s salary within the range of market compensation indicated in the peer group analysis in light of DISH Network’s practices with respect to base salaries.
Mr. Kelly. Mr. Ergen determined that Mr. Kelly’s performance met expectations for 2007 and that Mr. Kelly was therefore eligible for DISH Network’s standard annual merit increase. In determining Mr. Kelly’s 2008 base salary, Mr. Ergen subjectively determined that Mr. Kelly’s existing base compensation already was within the range of market compensation indicated in the peer group analysis in light of DISH Network’s practices with respect to base salaries and that therefore an increase over Mr. Kelly’s 2007 base salary was not necessary.
2008 Cash Bonus. Consistent with prior years, Mr. Ergen generally recommended that other NEOs receive cash bonuses only to the extent that such amounts would be payable pursuant to the existing short-term incentive plan, which in the case of 2008 was DISH Network’s 2008 Short-Term Incentive Plan. Under the 2008 Short-Term Incentive Plan, there are seven corporate goals. Of the seven corporate goals, five of the goals were able to be measured on December 31, 2008. Because none of the corporate measured on December 31, 2008 were met, to date, no amounts have been paid to any NEOs under the 2008 Short-Term Incentive Plan. However, because we cannot determine whether the ACSI Score Increase and ACSI Top Score goals were met until these scores are released in May 2009, our NEOs may still receive up to $40,000 under the 2008 Short-Term Incentive Plan if both the ACSI Score Increase and ACSI Top Score performance goals are achieved and if such individual NEO receives a personal performance appraisal score of at least “meets expectations” from Mr. Ergen based upon his subjective evaluation of such NEO’s performance in 2008.

2008 Equity Incentives. With respect to equity incentives, DISH Network primarily evaluates the position of each NEO to ensure that each individual has stock options and/or restricted stock units at any given time that are significant in relation to the NEO’s annual cash compensation to ensure that the NEO has appropriate incentives tied to the performance of DISH Network’s Class A Common Stock. This determination is made by the Compensation Committee primarily on the basis of Mr. Ergen’s recommendation. As discussed above, in granting awards to the other NEOs for 2008, Mr. Ergen based his recommendation on, among other things, what was necessary to retain our executive officers. In particular, in granting awards for 2008, the Compensation Committee took into account, among other things, the amount necessary to retain our executive officers. Furthermore, each of our NEOs was eligible to participate in our recently adopted 2008 LTIP. Consequently, each NEO received an option grant under the 2008 LTIP. In addition, based on Mr. Ergen’s subjective evaluation of Mr. Kelly’s contribution to the Corporation’s performance during 2008, Mr. Ergen recommended, and the Board of Directors agreed, to grant Mr. Kelly an additional option to acquire 200,000 shares of Class A Common Stock with such option vesting at the rate of 20% per year. Furthermore, as a result of Mr. Kelly’s increased responsibilities for direct and commercial sales, Mr. Ergen recommended, and the Board of Directors agreed, to grant Mr. Kelly an additional option to acquire 100,000 shares of Class A Common Stock if certain performance criteria are met during 2009.
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee is appointed by the Board of Directors of DISH Network Corporation to discharge certain of the Board’s responsibilities relating to compensation of DISH Network’s executive officers.
The Compensation Committee, to the extent the Board deems necessary or appropriate, will:
•	Make and approve all option grants and other issuances of DISH Network’s equity securities to DISH Network’s executive officers and Board members other than nonemployee directors;

•	Approve all other option grants and issuances of DISH Network’s equity securities, and recommend that the full Board make and approve such grants and issuances;

•	Establish in writing all performance goals for performance-based compensation that together with other compensation to senior executive officers could exceed $1 million annually, other than standard Stock Incentive Plan options that may be paid to DISH Network’s executive officers, and certify achievement of such goals prior to payment; and

•	Set the compensation of the Chairman, President and Chief Executive Officer.
Based on the review of the Compensation Discussion and Analysis and discussions with management, we recommended to DISH Network’s management that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement.
Respectfully submitted,
The DISH Network Executive Compensation Committee
Steven R. Goodbarn (Chairman)
Gary S. Howard
Tom A. Ortolf
The report of the Compensation Committee and the information contained therein shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Our executive officers are compensated by certain of our subsidiaries. The following table sets forth the cash and noncash compensation for the fiscal year ended December 31, 2008 for the NEOs.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	(4) ($)	($)	(5) ($)	($)

Charles W. Ergen	2008	$600,000	$—	$—	$1,692,166	$—	$—	$371,652	$2,663,818
Chairman, President and Chief	2007	$592,308	$—	$—	$1,412,882	$—	$—	$554,232	$2,559,422
Executive Officer	2006	$550,000	$—	$—	$1,412,882	$—	$—	$858,171	$2,821,053

Carl E. Vogel	2008	$457,692	$—	$885,804	$1,839,139	$—	$—	$26,386	$3,209,021
Director and Vice Chairman	2007	$498,077	$—	$935,198	$1,832,998	$—	$—	$16,044	$3,282,317
	2006	$383,079	$—	$686,100	$1,574,519	$133,000	$—	$51,729	$2,828,427

Bernard L. Han	2008	$400,000	$—	$—	$809,288	$—	$—	$13,246	$1,222,534
Executive Vice President	2007	$400,000	$20,000	$—	$806,364	$—	$—	$—	$1,226,364
and Chief Financial Officer	2006	$88,077	$—	$—	$203,248	$33,250	$—	$—	$324,575

James DeFranco	2008	$371,154	$—	$—	$742,025	$—	$—	$20,800	$1,133,979
Director and Executive Vice President,	2007	$350,000	$—	$—	$800,870	$—	$—	$18,283	$1,169,153
Sales & Distribution,	2006	$303,846	$—	$—	$800,870	$115,500	$—	$23,735	$1,243,951
Travel/Events and Marketing

Michael Kelly	2008	$275,000	$—	$—	$783,274	$—	$—	$5,500	$1,063,774
Executive Vice President,	2007	$270,769	$—	$—	$958,282	$—	$—	$5,250	$1,234,301
Commercial and Business Development	2006	$274,471	$—	$—	$958,282	$123,500	$—	$6,742	$1,362,995

(1)	2007 bonus was earned in 2007 but not paid until 2008.

(2)	The amounts reported in the “Stock Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”). Assumptions used in the calculation of these amounts are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(3)	The amounts reported in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(4)	“Non-Equity Incentive Plan Compensation” represents amounts earned pursuant to the 2006 Short-Term Incentive Plan that were paid during 2007. Mr. Ergen declined to accept any distributions he was otherwise entitled to receive pursuant to the 2006 Short-Term Incentive Plan.

(5)	“All Other Compensation” for all of the Named Executive Officers includes amounts contributed pursuant to our 401(k) matching program and our profit sharing program. Mr. Ergen’s “All Other Compensation” also includes tax preparation payments in each year. In addition, with respect to Mr. Ergen and Mr. Vogel, “All Other Compensation” includes each Executive Officer’s personal use of corporate aircraft for the following amounts.

	2008	2007	2006
Charles W. Ergen	$339,592	$521,652	$821,771
Carl E. Vogel	$22,386	$11,794	$47,438
We calculated the value of each Executive Officer’s personal use of corporate aircraft based upon the incremental cost of such usage to the Corporation.
Grant of Plan-Based Awards
The following table provides information on equity awards in 2008 for the Named Executive Officers.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
			Estimated Future Payouts Under						Number of	Number of	or Base	Grant Date
		Date of	Non-Equity Incentive Plan			Estimated Future Payouts Under			Shares of	Securities	Price of	Fair Value of
		Compensation	Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock and
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (1)	Options	Awards	Option
Name	Date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	Awards

Charles W. Ergen	3/27/2008	1/22/2008	$—	$—	$—	—	—	—	125	—	$—	$—
	3/31/2008	3/31/2008	$—	$—	$—	—	—	—	—	500,000	$28.73	$3,817,550
	12/31/2008	12/31/2008	$—	$—	$—	—	—	900,000	—	—	$11.09	$3,651,163

Carl E. Vogel	3/27/2008	1/22/2008	$—	$—	$200,000	—	—	—	125	—	$—	$—
	12/31/2008	12/31/2008	$—	$—	$—	—	—	300,000	—	—	$11.09	$1,217,054

Bernard L. Han	3/27/2008	1/22/2008	$—	$—	$200,000	—	—	—	125	—	$—	$—
	12/31/2008	12/31/2008	$—	$—	$—	—	—	300,000	—	—	$11.09	$1,217,054

James DeFranco	3/27/2008	1/22/2008	$—	$—	$200,000	—	—	—	125	—	$—	$—
	12/31/2008	12/31/2008	$—	$—	$—	—	—	300,000	—	—	$11.09	$1,217,054

Michael Kelly	3/27/2008	1/22/2008	$—	$—	$200,000	—	—	—	125	—	$—	$—
	12/31/2008	12/31/2008	$—	$—	$—	—	—	—	—	200,000	$11.09	$638,407
	12/31/2008	12/31/2008	$—	$—	$—	—	—	100,000	—	—	$11.09	$311,948
	12/31/2008	12/31/2008	$—	$—	$—	—	—	300,000	—	—	$11.09	$1,217,054

(1)	The amounts reported in the “All Other Stock Awards” column represent shares awarded to the eligible NEOs during 2008 pursuant to our profit sharing program.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
			Equity						Plan	Market or
			Incentive						Awards:	Payout
			Plan						Number of	Value of
			Awards:					Market	Unearned	Unearned
	Number of	Number of	Number of					Value of	Shares,	Shares,
	Securities	Securities	Securities				Number of	Shares or	Units or	Units or
	Underlying	Underlying	Underlying				Shares or	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option			Units of	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option		Stock That	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration		Have Not	Vested (1)	Not Vested	Vested (2)
Name	Exercisable	Unexercisable	(#)	($)	Date		Vested (#)	($)	(#)	($)

Charles W. Ergen	80,000	—	—	$24.01	3/31/2013		—	$—	—	$—
	16,000	—	—	$24.38	3/31/2013	(3)	—	$—	—	$—
	320,000	80,000	—	$25.56	6/30/2014		—	$—	—	$—
	64,000	16,000	—	$25.96	6/30/2014	(3)	—	$—	—	$—
	500,000	—	—	$27.64	12/31/2014		—	$—	—	$—
	100,000	—	—	$28.06	12/31/2014	(3)	—	$—	—	$—
	—	—	900,000	$24.58	9/30/2015		—	$—	—	$—
	—	—	180,000	$24.96	9/30/2015	(3)	—	$—	—	$—
	—	500,000	—	$28.73	3/31/2018		—	$—	—	$—
	—	—	900,000	$11.09	12/31/2018		—	$—	—	$—

Carl E. Vogel	420,000	280,000	—	$25.07	6/30/2015		40,000 (4)	$443,600	—	$—
	28,000	56,000	—	$25.46	6/30/2015	(3)	8,000 (3)	$118,960	—	$—
	60,000	90,000	300,000	$27.22	9/30/2016		30,000 (5)	$332,700	—	$—
	6,000	18,000	60,000	$27.63	9/30/2016	(3)	6,000 (3)	$89,220	—	$—
	—	—	300,000	$11.09	12/31/2018		—	$—	—	$—

Bernard L. Han	140,000	210,000	90,000	$27.22	9/30/2016		—	$—	30,000 (6)	$332,700
	27,999	42,001	18,000	$27.63	9/30/2016	(3)	—	$—	6,000 (3)	$89,220
	—	—	300,000	$11.09	12/31/2018		—	$—	—	$—

James DeFranco	8,000	—	—	$24.01	3/31/2013		—	$—	—	$—
	1,600	—	—	$24.38	3/31/2013	(3)	—	$—	—	$—
	160,000	40,000	—	$25.56	6/30/2014		—	$—	—	$—
	32,000	8,000	—	$25.96	6/30/2014	(3)	—	$—	—	$—
	—	—	300,000	$27.64	3/31/2015		—	$—	—	$—
	—	—	60,000	$24.69	3/31/2015	(3)	—	$—	—	$—
	60,000	40,000	—	$24.58	6/30/2015		—	$—	—	$—
	12,000	8,000	—	$25.46	6/30/2015	(3)	—	$—	—	$—
	—	—	300,000	$11.09	12/31/2018		—	$—	—	$—

Michael Kelly	800,000	—	—	$49.98	6/30/2010		—	$—	—	$—
	160,000	—	—	$50.74	6/30/2010	(3)	—	$—	—	$—
	40,000	40,000	—	$25.56	6/30/2014		—	$—	—	$—
	8,000	8,000	—	$25.96	6/30/2014	(3)	—	$—	—	$—
	—	—	300,000	$24.32	3/31/2015		—	$—	—	$—
	—	—	60,000	$24.69	3/31/2015	(3)	—	$—	—	$—
	20,000	40,000	—	$25.07	6/30/2015		—	$—	—	$—
	4,000	8,000	—	$25.46	6/30/2015	(3)	—	$—	—	$—
	—	200,000	400,000	$11.09	12/31/2018		—	$—	—	$—

(1)	Amount represents the number of unvested restricted stock units multiplied by $11.09, the closing market price of DISH Network’s Class A Shares on December 31, 2008.

(2)	Amount represents the number of unvested, performance-based restricted stock units multiplied by $11.09, the closing market price of DISH Network’s Class A Shares on December 31, 2008.

(3)	Amounts represent outstanding awards received by our NEOs from EchoStar as a result of the Spin-off.

(4)	Restricted stock awarded on June 30, 2005 under DISH Network’s Stock Incentive Plans.

(5)	Restricted stock awarded on September 30, 2006 under DISH Network’s Stock Incentive Plans.

(6)	Restricted stock awarded on September 30, 2006 under DISH Network’s 2005 LTIP.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Number of
	Shares			Value
	Acquired on	Value Realized	Number of Shares	Realized on
	Exercise	on Exercise (1)	Acquired on	Vesting (2)
Name	(#)	($)	Vesting (#)	($)

Carl E. Vogel	62,000	$495,707	36,000	$968,680

Michael Kelly	264,000	$2,234,112	—	$—

(1)	The value realized on exercise is computed by multiplying the difference between the exercise price of the stock option and the market price of the Class A Shares on the date of exercise by the number of shares with respect to which the option was exercised.

(2)	The value realized on vesting is computed by multiplying the number of shares of stock by the market price of the Class A Shares on the vesting date.
Potential Payments Upon Termination Following a Change in Control
As discussed in “Compensation Discussion and Analysis” above, our standard form of option agreement given to executive officers includes acceleration of vesting upon a change in control of DISH Network for those executive officers who do not continue to be employed by us or the surviving entity, as applicable, for any reason other than for cause during the twenty-four month period following such change in control.
Generally a change in control is deemed to occur upon: (i) a transaction or a series of transactions the result of which is that any person (other than Mr. Ergen, our controlling shareholder, or a related party) individually owns more than fifty percent (50%) of the total equity interests of either (A) DISH Network or (B) the surviving entity in any such transaction(s) or a controlling affiliate of such surviving entity in such transaction(s); and (ii) the first day on which a majority of the members of the Board of Directors of DISH Network are not continuing directors.

Assuming a change in control were to have taken place as of December 31, 2008, and the executives were no longer to continue with DISH Network or the surviving entity at such date, the estimated benefits that would have been provided are as follows:

Maximum
Value of
Accelerated
Vesting of
Name	Options (1)

Charles W. Ergen	$—

Carl E. Vogel	$—

Bernard L. Han	$—

James DeFranco	$—

Michael Kelly	$—

(1)	The value of potentially accelerated unvested options as of December 31, 2008 was zero because all options held by our Named Executive Officers were out-of-the-money.
Director Compensation and Nonemployee Director Option Plans
Our employee directors are not compensated for their services as directors. Each nonemployee director receives an annual retainer of $40,000 which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is a member of the Board on the last day of the applicable calendar quarter. Our nonemployee directors also receive $1,000 for each meeting attended in person and $500 for each meeting attended by telephone. Additionally, the chairperson of each committee of the Board receives a $5,000 annual retainer, which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is the chairperson of the committee on the last day of the applicable calendar quarter. Furthermore, our nonemployee directors receive: (i) reimbursement, in full, of reasonable travel expenses related to attendance at all meetings of the Board of Directors and its committees and (ii) reimbursement of reasonable expenses related to educational activities undertaken in connection with service on the Board of Directors and its committees.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards (1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Steven R. Goodbarn	$56,500	$—	$28,671	$—	$—	$—	$85,171

Gary S. Howard	$55,750	$—	$28,671	$—	$—	$—	$84,421

Tom A. Ortolf	$57,000	$—	$28,671	$—	$—	$—	$85,671

(1)	The amounts reported in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2008, included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

On June 30, 2008, each of the nonemployee directors was granted an option to acquire 5,000 Class A Shares at an exercise price of $29.28 per share. Options granted under our Nonemployee Director Plans are 100% vested upon issuance. Thus, the amount recognized for financial statement reporting purposes and the full grant date fair value are the same.
Upon election to our Board, our nonemployee directors are granted an option to acquire a certain number of our Class A Shares under our 2001 Nonemployee Director Stock Option Plan (our “2001 Director Plan,” and together with the 1995 Nonemployee Director Stock Option Plan, the “Nonemployee Director Plans”). Options granted under our Nonemployee Director Plans are 100% vested upon issuance and have a term of five years. We also currently grant each continuing nonemployee director an option to acquire 5,000 Class A Shares every year in exchange for their continuing services.
Our nonemployee directors do not hold any stock awards except those granted to the nonemployee directors pursuant to the Nonemployee Director Plans. We have granted the following options to our nonemployee directors under such plans:

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option
	Options	Exercise	Option
	(#)	Price	Expiration
Name	Exercisable	($)	Date

Steven R. Goodbarn	5,000	$25.87	9/30/2009
	1,000	$26.27	9/30/2009	(1)
	5,000	$25.07	6/30/2010
	1,000	$25.46	6/30/2010	(1)
	40,000	$22.60	12/30/2010
	8,000	$22.94	12/30/2010	(1)
	5,000	$25.61	6/30/2011
	1,000	$26.01	6/30/2011	(1)
	5,000	$36.05	6/30/2012
	1,000	$36.61	6/30/2012	(1)
	5,000	$29.28	6/30/2013

Total Options Outstanding at December 31, 2008	77,000

Gary S. Howard	50,000	$22.60	12/30/2010
	10,000	$22.94	12/30/2010	(1)
	5,000	$25.61	6/30/2011
	1,000	$26.01	6/30/2011	(1)
	5,000	$36.05	6/30/2012
	1,000	$36.61	6/30/2012	(1)
	5,000	$29.28	6/30/2013

Total Options Outstanding at December 31, 2008	77,000

Tom A. Ortolf	10,000	$25.07	6/30/2010
	2,000	$25.46	6/30/2010	(1)
	40,000	$22.60	12/30/2010
	8,000	$22.94	12/30/2010	(1)
	5,000	$25.61	6/30/2011
	1,000	$26.01	6/30/2011	(1)
	5,000	$36.05	6/30/2012
	1,000	$36.61	6/30/2012	(1)
	5,000	$29.28	6/30/2013

Total Options Outstanding at December 31, 2008	77,000

(1)	Amounts represent outstanding awards received by our Directors from EchoStar as a result of the Spin-off.

Employee Stock Incentive Plans
We have two employee stock incentive plans, our 1995 Stock Incentive Plan and 1999 Stock Incentive Plan (the “Stock Incentive Plans”). We adopted the Stock Incentive Plans to provide incentives to attract and retain executive officers and other key employees. The Stock Incentive Plans are administered by our Compensation Committee. In order to grant new equity awards following the expiration of our 1999 Stock Incentive Plan on April 16, 2009, we are proposing that our shareholders approve our 2009 Stock Incentive Plan at our 2009 Annual Meeting.
Awards available under the Stock Incentive Plans include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. As of December 31, 2008, 56,562,766 of our Class A Shares were available for issuance under the 1999 Stock Incentive Plan although no shares will be available for issuance after the expiration of the 1999 Stock Incentive Plan on April 16, 2009. Our authorization to grant new awards under the 1995 Stock Incentive Plan has also expired. The Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to re-price awards.
Options to purchase 21,835,687 Class A Shares were outstanding as of December 31, 2008 under the Stock Incentive Plans. These options generally vest at the rate of 20% per year commencing one year from the date of grant. The exercise prices of these options, which have generally been equal to or greater than the fair market value of our Class A Shares at the date of grant, range from $2.125 to $79.00 per Class A Share.
As previously discussed in Compensation Discussion & Analysis, we have adopted the 1999 LTIP, the 2005 LTIP, and the 2008 LTIP under DISH Network’s Stock Incentive Plans. The performance goal for the 1999 LTIP was not achieved prior to the expiration of the 1999 LTIP on December 31, 2008. As a result, none of the stock options that were issued under the 1999 LTIP vested.
Equity Compensation Plan Information
In addition to the Nonemployee Director Plans and the Stock Incentive Plans, during 2002 we adopted our Class B CEO Stock Option Plan, under which we have reserved 20 million shares of our Class B Shares for issuance. No options have been granted to date under our Class B CEO Stock Option Plan.
The following table sets forth a description of our equity compensation plans as of December 31, 2008:

Number of
	Number of		Securities
	Securities to	Weighted-	Remaining
	be Issued	Average	Available for
	Upon	Exercise Price	Future Issuance
	Exercise of	of	Under Equity
	Outstanding	Outstanding	Compensation
	Options,	Options,	Plans (excluding
	Warrants	Warrants and	securities reflected
	and Rights	Rights	in column (a))
Plan Category	(a)	(b) (1)	(c)
Equity compensation plans approved by security holders	23,288,421	$22.50	57,542,766
Equity compensation plans not approved by security holders	—	—	80,000,000

Total	23,288,421	$22.50	137,542,766

(1)	The calculation of the weighted-average exercise price of outstanding options, warrants and rights excludes restricted stock units that provide for the issuance of shares of common stock upon vesting because these awards do not require payment of an exercise price in order to obtain the underlying shares upon vesting.
We no longer grant equity awards pursuant to our 1995 Stock Incentive Plan or our 1995 Nonemployee Director Stock Option Plan.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised solely of outside directors. The Compensation Committee members are Mr. Goodbarn, Mr. Howard and Mr. Ortolf. None of these individuals was an officer or employee of DISH Network at any time during the 2008 fiscal year. With the exception of those executive officers and directors who are also executive officers and directors of EchoStar, no executive officer of DISH Network served on the board of directors or compensation committee of any other entity that had one or more executive officers who served as a member of DISH Network’s Board of Directors or its Compensation Committee during the 2008 fiscal year.
Certain Relationships and Related Transactions
Our Board has adopted a written policy for the review and approval of transactions involving DISH Network and related parties, such as directors, executive officers and their immediate family members. In order to survey these transactions, we distribute questionnaires to our officers and directors on a quarterly basis. Our General Counsel then directs the appropriate review of all potential related-party transactions and schedules their presentation at the next regularly-scheduled meetings of the Audit Committee and the Board of Directors. Both the Audit Committee and the Board of Directors must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee and the Board of Directors undertake a review of all recurring potential related-party transactions. Both the Audit Committee and the Board of Directors must approve the continuation of each such transaction, with all interested parties abstaining.
In March of 2000, we purchased Kelly Broadcasting Systems, Inc. (“KBS”). At that time, Mr. Kelly was a shareholder of KBS and served as its President. During the first quarter of 2008, Mr. Kelly, DISH Network and EchoStar entered into an agreement pursuant to which: (i) amounts owing between the parties arising out of or related to the acquisition of KBS were offset resulting in a payment to Mr. Kelly of $600,000 (ii) title to certain assets purchased in the acquisition were transferred to EchoStar and DISH Network and (iii) DISH Network, EchoStar and Mr. Kelly mutually released any claims arising out of or related to the merger agreement for the purchase of KBS.
Intercompany Agreements with EchoStar Corporation
On January 1, 2008, we completed the Spin-off of EchoStar, which was previously our subsidiary. Following the Spin-off, EchoStar has operated as a separate public company and we have no continued ownership interest in EchoStar. However, a majority of the voting power of the shares of EchoStar and us is owned beneficially by our Chairman, President and Chief Executive Officer, Charles W. Ergen.
EchoStar is our primary supplier of set-top boxes and digital broadcast operations and our key supplier of transponder leasing. Generally all agreements entered into in connection with the Spin-off are based on pricing equal to EchoStar’s cost plus a fixed margin (unless noted differently below), which will vary depending on the nature of the products and services provided. Prior to the Spin-off, these products were provided and services were performed internally at cost. The terms of our agreements with EchoStar provide for an arbitration mechanism in the event we are unable to reach agreement with EchoStar as to the additional amounts payable for products and services, under which the arbitrator will determine the additional amounts payable by reference to the fair market value of the products and services supplied.
We and EchoStar also entered into certain transitional services agreements pursuant to which we obtain certain services and rights from EchoStar, EchoStar obtains certain services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses under these transitional services agreements. The following is a summary of the terms of the principle agreements that we have entered into with EchoStar.
Broadcast Agreement
We entered into a broadcast agreement with EchoStar, whereby EchoStar provides broadcast services including teleport services such as transmission and downlinking, channel origination services, and channel management services, thereby enabling us to deliver satellite television programming to subscribers. We incurred expenses payable to EchoStar of approximately $157,200,000 under the broadcast agreement during 2008. The broadcast agreement expires on December 31, 2009; however, we have the right, but not the obligation, to extend the agreement annually for successive one-year periods for up to two additional years. We may terminate channel origination services and channel management services for any reason and without any liability upon sixty days written notice to EchoStar. If we terminate teleport services for a reason other than EchoStar’s breach, we shall pay EchoStar a sum equal to the aggregate amount of the remainder of the expected cost of providing the teleport services. The fees for the services to be provided under the broadcast agreement are cost plus a fixed margin, which will vary depending on the nature of the products and services provided.
Employee Matters Agreement
We entered into an employee matters agreement with EchoStar providing for our respective obligations to our employees. Pursuant to the agreement, EchoStar established a defined contribution plan for the benefit of its eligible employees in the United States (including its employees that transferred prior to the Spin-off). Subject to any adjustments required by applicable law, the assets and liabilities of the DISH Network 401(k) Employee Savings Plan attributable to transferring employees, other than certain employees whose employment terminated prior to January 1, 2008, have been transferred to and assumed by the defined contribution plan established by EchoStar. In addition, EchoStar established welfare plans for the benefit of its eligible employees and their respective eligible dependents that are substantially similar to the welfare plans currently maintained by DISH Network. No payments were made under the employee matters agreement during 2008 and no payments are expected under the employee matters agreement in 2009 except for the reimbursement of certain expenses in connection with these employee benefit plans and potential indemnification payments in accordance with the separation agreement. The employee matters agreement is non-terminable and will survive for the applicable statute of limitations.
Installation Services Agreement
We entered into an installation services agreement with EchoStar whereby EchoStar had the right but not the obligation to engage us and our network of installation service providers to provide installation services in respect of various types of equipment that EchoStar provides to its customers. For the provision of these services, EchoStar agreed to pay us fees at cost plus a fixed margin, which will vary depending on the nature of the products and services provided. We earned revenues of approximately $1,000 from EchoStar under the installation services agreement during 2008. The term of the installation services agreement expired on December 31, 2008. EchoStar may not generally solicit any of our installers for employment during the agreement and for a period of one year thereafter.
Intellectual Property Matters Agreement
We entered into an intellectual property matters agreement with EchoStar in connection with the Spin-off. The intellectual property matters agreement governs our relationship with EchoStar with respect to patents, trademarks and other intellectual property. The term of the intellectual property matters agreement will continue in perpetuity. Pursuant to the intellectual property matters agreement we irrevocably assigned to EchoStar all right, title and interest in certain patents, trademarks and other intellectual property necessary for the operation of EchoStar’s set-top box business. In addition, the agreement permits EchoStar to use, in the operation of its set-top box business, certain other intellectual property currently owned or licensed by us and our subsidiaries.
EchoStar granted to us and our subsidiaries a non-exclusive, non-transferable, worldwide license to use the name “EchoStar” and a portion of the assigned intellectual property as trade names and trademarks for a limited period of time in connection with the continued operation of our consumer business. The purpose of such license is to eliminate confusion on the part of customers and others during the period following the Spin-off. After the transitional period, we may not use the “EchoStar” name as a trademark, except in certain limited circumstances. Similarly, the intellectual property matters agreement provides that EchoStar will not make any use of the name or trademark “DISH Network” or any other trademark owned by us, except in limited circumstances. There were no payments under the intellectual property matters agreement during 2008. No payments are expected under the intellectual property agreement in 2009.
Real Estate Lease Agreements
We entered into lease agreements with EchoStar so that we can continue to operate certain properties that were distributed to EchoStar in the Spin-off. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. We incurred expenses payable to EchoStar of approximately $14.6 million under the real estate lease agreements during 2008. The term of each of the leases is set forth below:

Inverness Lease Agreement. The lease for 90 Inverness Circle East in Englewood, Colorado, expires on December 31, 2009.
Meridian Lease Agreement. The lease for 9601 S. Meridian Blvd. in Englewood, Colorado, expires on December 31, 2009 with annual renewal options for up to three additional years.
Santa Fe Lease Agreement. The lease for 5701 S. Santa Fe Dr. in Littleton, Colorado, expires on December 31, 2009 with annual renewal options for up to three additional years.
Gilbert Lease Agreement. The lease for 801 N. DISH Dr. in Gilbert, Arizona, expires on December 31, 2009 with annual renewal options for up to three additional years.
EDN Sublease Agreement. The sublease for 211 Perimeter Center in Atlanta, Georgia, expires on April 30, 2011.
Additionally, we subleased space at 185 Varick Street, New York, New York to EchoStar for a period of approximately seven years. The rent on a per square foot basis for this sublease was comparable to per square foot rental rates of similar commercial property in the same geographic area at the time of the sublease, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. We earned revenues of approximately $600,000 from EchoStar under the Varick Street lease agreement during 2008.
Management Services Agreement
In connection with the Spin-off, we entered into a management services agreement with EchoStar pursuant to which we make certain of our officers available to provide services (which are primarily legal and accounting services) to EchoStar. Specifically, Bernard L. Han, R. Stanton Dodge and Paul W. Orban remain employed by us, but also serve as EchoStar’s Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, and Senior Vice President and Controller, respectively. EchoStar makes payments to us based upon an allocable portion of the personnel costs and expenses incurred by us with respect to such officers (taking into account wages and fringe benefits). These allocations are based upon the estimated percentages of time spent by our executive officers performing services for EchoStar under the management services agreement. EchoStar also reimburses us for direct out-of-pocket costs incurred by us for management services provided to EchoStar. We and EchoStar evaluate all charges for reasonableness at least annually and make any adjustments to these charges as we and EchoStar mutually agree upon. We earned revenues of approximately $1,400,000 from EchoStar under the management services agreement during 2008.
The management services agreement was renewed automatically on January 1, 2009, and will be renewed automatically for successive one-year periods, unless terminated earlier (1) by EchoStar at any time upon at least 30 days’ prior written notice, (2) by us at the end of any renewal term, upon at least 180 days’ prior notice; and (3) by us upon written notice to EchoStar, following certain changes in control.
Packout Services Agreement
We entered into a packout services agreement with EchoStar, whereby EchoStar has the right, but not the obligation, to engage us to package and ship satellite receivers to customers that are not associated with us. The fees charged by us for the services provided under the packout services agreement are cost plus a fixed margin, which will vary depending on the nature of the products and services provided. This agreement is designed to provide EchoStar with sufficient time to develop its own packaging and shipping function. We earned revenues of approximately $1,400,000 from EchoStar under the packout services agreement during 2008. The original one year term of the packout services agreement was extended on December 18, 2008 for an additional one year term that expires on December 31, 2009. EchoStar may terminate this agreement for any reason upon sixty days’ prior written notice to us. In the event of an early termination of this agreement, EchoStar will be entitled to a refund of any unearned fees paid to us for the services.
Product Support Agreement
We need EchoStar to provide product support (including certain engineering and technical support services and IPTV functionality) for all receivers and related accessories that EchoStar has sold and will sell to us. As a result, we entered into a product support agreement, under which we have the right, but not the obligation, to receive product support services in respect of such receivers and related accessories. The fees for the services provided under the product support agreement are cost plus a fixed margin, which will vary depending on the nature of the products and services provided. We incurred expenses payable to EchoStar of approximately $32,200,000 under the product support agreement during 2008. The term of the product support agreement is the economic life of such receivers and related accessories unless terminated earlier. We may terminate the product support agreement for any reason upon sixty days’ prior written notice. In the event of an early termination of this agreement, we will be entitled to a refund of any unearned fees paid to EchoStar for the services.
Receiver Agreement
EchoStar is currently our sole supplier of set-top box receivers. Under our receiver agreement with EchoStar, we have the right but not the obligation to purchase receivers, accessories and other equipment from EchoStar through December 31, 2009. Additionally, EchoStar provides us with standard manufacturer warranties for the goods sold under the receiver agreement. We may terminate the receiver agreement for any reason upon sixty days written notice to EchoStar. We may also terminate the receiver agreement if certain entities were to acquire us. We also have the right, but not the obligation, to extend the receiver agreement annually for up to two years. The receiver agreement allows us to purchase receivers and accessories from EchoStar at cost plus a fixed margin, which varies depending on the nature of the equipment purchased. We incurred expenses payable to EchoStar of approximately $1,492,000,000 under the receiver agreement during 2008. The receiver agreement also includes an indemnification provision, whereby the parties indemnify each other for certain intellectual property matters.
Remanufactured Receiver Agreement
We entered into a remanufactured receiver agreement with EchoStar under which EchoStar has the right to purchase remanufactured receivers and accessories from us through December 31, 2009. Under the remanufactured receiver agreement, EchoStar may purchase remanufactured receivers and accessories from us at cost plus a fixed margin, which will vary depending on the nature of the products and services provided. We earned revenues of approximately $11,600,000 from EchoStar under the remanufactured receiver agreement during 2008. EchoStar may terminate the remanufactured receiver agreement for any reason upon sixty days written notice to us. We may also terminate this agreement if certain entities acquire us.
Satellite Capacity Agreements
We have entered into satellite capacity agreements with EchoStar on a transitional basis. Pursuant to these agreements, we lease satellite capacity on satellites owned or leased by EchoStar. Certain DISH Network subscribers currently point their satellite antenna at these satellites and this agreement is designed to facilitate the separation of us and EchoStar by allowing a period of time for these DISH Network subscribers to be moved to satellites owned or leased by us following the Spin-off. The fees for the services to be provided under the satellite capacity agreements are based on spot market prices for similar satellite capacity and will depend upon, among other things, the orbital location of the satellite and the frequency on which the satellite provides services. We incurred expenses payable to EchoStar of approximately $144,300,000 under the satellite capacity agreements during 2008. Generally, each satellite capacity agreement will terminate upon the earlier of: (a) the end of life or replacement of the satellite; (b) the date the satellite fails; (c) the date that the transponder on which service is being provided under the agreement fails; or (d) two years from the effective date of such agreement.
Satellite Procurement Agreement
We entered into a satellite procurement agreement, whereby we have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for us. The satellite procurement agreement expires on December 31, 2009. The fees for the services provided under the satellite procurement agreement are cost plus a fixed margin, which will vary depending on the nature of the products and services provided. We incurred expenses payable to EchoStar of approximately $2,800,000 under the satellite procurement agreement during 2008. We may terminate the satellite procurement agreement for any reason upon sixty days’ prior written notice.
Services Agreement
We entered into a services agreement with EchoStar under which we have the right, but not the obligation, to receive logistics, procurement and quality assurance services from EchoStar. This agreement expires on December 31, 2009, and the fees for the services provided under this agreement are cost plus a fixed margin, which will vary depending on the nature of the products and services provided. We incurred expenses payable to EchoStar of approximately $6,600,000 under the services agreement during 2008. We may terminate the services agreement with respect to a particular service for any reason upon sixty days prior written notice.
Tax Sharing Agreement
We entered into a tax sharing agreement with EchoStar which governs our and EchoStar’s respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by us, and we will indemnify EchoStar for such taxes. However, we are not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Code because of (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets, (ii) any action that EchoStar takes or fails to take or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, EchoStar is solely liable for, and will indemnify us for, any resulting taxes, as well as any losses, claims and expenses. The tax sharing agreement will only terminate after the later of the full period of all applicable statutes of limitations including extensions or once all rights and obligations are fully effectuated or performed. No payments were made under the tax sharing agreement during 2008.
Transition Services Agreement
We entered into a transition services agreement with EchoStar pursuant to which we, or one of our subsidiaries, provide certain transitional services to EchoStar. Under the transition services agreement, EchoStar has the right, but not the obligation, to receive the following services from us or one of our subsidiaries: finance, information technology, benefits administration, travel and event coordination, human resources, human resources development (training), program management, internal audit and corporate quality, legal, accounting and tax, and other support services.
The fees for the services provided under such agreement are cost plus a fixed margin, which will vary depending on the nature of the products and services provided. We earned revenues of approximately $22,300,000 from EchoStar under the transition services agreement during 2008. We may terminate the transition services agreement with respect to a particular service for any reason upon thirty days prior written notice. The transition services agreement expires on December 31, 2010.
TT&C Agreement
We need EchoStar to provide telemetry, tracking and control (“TT&C”) services to support our satellite fleet. As a result, we entered into a TT&C agreement with EchoStar under which EchoStar will provide TT&C services to us. The fees for the services to be provided under the TT&C agreement are cost plus a fixed margin. We incurred expenses payable to EchoStar of approximately $1 million under the TT&C agreement during 2008. The TT&C agreement expires on December 31, 2009. We have the right, but not the obligation, to extend the agreement annually for up to an additional two years. We may terminate the TT&C agreement for any reason upon sixty days’ prior written notice.
NagraStar
In connection with the Spin-off, we contributed our 50% interest in NagraStar L.L.C. (“NagraStar”), a joint venture that is our exclusive provider of encryption and related security systems, to EchoStar. During the year ended December 31, 2008 we purchased $58.2 million of security access devices from NagraStar. As of December 31, 2008, there were outstanding invoices from NagraStar to us totaling approximately $44.3 million. Additionally, as of December 31, 2008, there were outstanding purchase orders from us to NagraStar totaling approximately $25.4 million for security access devices.

Nimiq 5 Agreement
On March 11, 2008, EchoStar entered into a transponder service agreement (the “Transponder Agreement”) with Bell ExpressVu Inc., in its capacity as General Partner of Bell ExpressVu Limited Partnership (“Bell ExpressVu”), which provides, among other things, for the provision by Bell ExpressVu to EchoStar of service on sixteen BSS transponders on the Nimiq 5 satellite at the 72.7° W.L. orbital location, all in accordance with the terms and conditions of the Transponder Agreement. The Nimiq 5 satellite is expected to be launched in the second half of 2009. Bell ExpressVu currently has the right to receive service on the entire communications capacity of the Nimiq 5 satellite pursuant to an agreement with Telesat Canada. On March 11, 2008, EchoStar also entered into a transponder service agreement with DISH Network L.L.C. (“DISH L.L.C.”), a wholly-owned subsidiary of us, pursuant to which DISH L.L.C. will receive service from EchoStar on all of the BSS transponders covered by the Transponder Agreement (the “DISH Agreement”). We guaranteed certain obligations of EchoStar under the Transponder Agreement.
Under the terms of the Transponder Agreement, EchoStar will make certain up-front payments to Bell ExpressVu through the service commencement date on the Nimiq 5 satellite and thereafter will make certain monthly payments to Bell ExpressVu for the remainder of the service term. Unless earlier terminated under the terms and conditions of the Transponder Agreement, the service term will expire fifteen years following the actual service commencement date of the Nimiq 5 satellite. Upon expiration of this initial term, EchoStar has the option to continue to receive service on the Nimiq 5 satellite on a month-to-month basis. Upon a launch failure, in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, EchoStar has certain rights to receive service from Bell ExpressVu on a replacement satellite.
Under the terms of the DISH Agreement, DISH L.L.C. will make certain monthly payments to EchoStar commencing when the Nimiq 5 satellite is placed into service (the “In-Service Date”) and continuing through the service term. Unless earlier terminated under the terms and conditions of the DISH Agreement, the service term will expire ten years following the In-Service Date. Upon expiration of the initial term, DISH L.L.C. has the option to renew the DISH Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon a launch failure, in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, DISH L.L.C. has certain rights to receive service from EchoStar on a replacement satellite.
QuetzSat-1 Agreement
On November 24, 2008, EchoStar 77 Corporation (“EchoStar 77”), a direct wholly-owned subsidiary of EchoStar entered into a satellite service agreement (the “Satellite Agreement”) with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar 77 of service on thirty-two BSS transponders on the new QuetzSat-1 satellite expected to be placed in service at the 77° W.L. orbital location, all in accordance with the terms and conditions of the Satellite Agreement. SES has since entered into a contract to procure the QuetzSat-1 satellite from Space Systems Loral, Inc. On November 24, 2008, EchoStar 77 also entered into a transponder service agreement with DISH L.L.C. pursuant to which DISH L.L.C. will receive service from EchoStar on twenty-four of the BSS transponders covered by the Satellite Agreement (the “DISH Agreement”).

Under the terms of the Satellite Agreement, EchoStar 77 will make certain up-front payments to SES through the service commencement date on the QuetzSat-1 satellite and thereafter will make certain monthly payments to SES for the remainder of the service term. Unless earlier terminated under the terms and conditions of the Satellite Agreement, the service term will expire ten years following the actual service commencement date of the QuetzSat-1 satellite. Upon expiration of the initial term, EchoStar 77 has the option to renew the Satellite Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, EchoStar 77 has certain rights to receive service from SES on a replacement satellite.
Under the terms of the DISH Agreement, DISH L.L.C. will make certain monthly payments to EchoStar 77 commencing when the QuetzSat-1 satellite is placed into service (the “In-Service Date”) and continuing through the service term. Unless earlier terminated under the terms and conditions of the DISH Agreement, the service term will expire ten years following the In-Service Date. Upon expiration of the initial term, DISH L.L.C. has the option to renew the DISH Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, DISH L.L.C. has certain rights to receive service from EchoStar 77 on a replacement satellite.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm for 2009. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2008, and the Board has proposed that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Please see Proposal No. 2 below.
The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of DISH Network.

Fees Paid to KPMG LLP for 2008 and 2007
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2008, and December 31, 2007, and fees billed for other services rendered by KPMG LLP during those periods. However, the following table does not include fees for professional services rendered by KPMG LLP that were charged in respect of EchoStar for 2007.

	For the Years Ended
	December 31,
	2008	2007
Audit Fees (1)	$1,797,264	$1,802,158
Audit-Related Fees (2)	15,400	16,000

Total Audit and Audit-Related Fees	1,812,664	1,818,158
Tax Fees (3)	109,297	199,727
All Other Fees	—	—

Total Fees	$1,921,961	$2,017,885

(1)	Consists of fees paid by us for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, fees in connection with the audit of our internal control over financial reporting and fees for other services that are normally provided by the accountant in connection with registration statement filings, issuance of consents and professional consultations with respect to accounting issues.

(2)	Consists of fees for audit of financial statements of certain employee benefit plans.

(3)	Consists of fees for tax consultation and tax compliance services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a process regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests are submitted to the Audit Committee in one of the following ways:
•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by members of the Audit Committee acting by written consent.
The request may be made with respect to either specific services or a type of service for predictable or recurring services. 100% of the fees paid by us to KPMG LLP for services rendered in 2008 and 2007 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
The role of the Audit Committee is to assist DISH Network’s Board of Directors in its oversight of DISH Network’s financial reporting process, as is more fully described in its charter. DISH Network’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with generally accepted accounting principles. DISH Network’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not and may not be employees of DISH Network, and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on representations by DISH Network’s management that its financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America. We have also relied on representations of DISH Network’s independent registered public accounting firm included in their report on its financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with DISH Network’s management and independent registered public accounting firm do not assure that DISH Network’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of DISH Network’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that DISH Network’s independent registered public accounting firm is in fact “independent.”
In the performance of our oversight function, we reviewed and discussed with DISH Network’s management its audited financial statements for the fiscal year ended December 31, 2008. We also discussed these audited financial statements with DISH Network’s independent registered public accounting firm. Our discussions with the independent registered public accounting firm included the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. We also discussed with them their independence and any relationship that might affect their objectivity or independence. In connection with these discussions, we received and reviewed the written disclosures from KPMG LLP required by Independence Standards Board Standards No. 1, “Independence Discussions with Audit Committees.” Finally, we have considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.
Based on the reviews and discussions referred to above, we are not aware of any relationship between the independent registered public accounting firm and DISH Network that affects the objectivity or independence of the independent registered public accounting firm. Based on these discussions and our review discussed above, we recommended to DISH Network’s Board of Directors that its audited financial statements for fiscal 2008 be included in DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
Respectfully submitted,
The DISH Network Audit Committee
Tom A. Ortolf (Chairman)
Steven R. Goodbarn
Gary S. Howard
The report of the Audit Committee and the information contained therein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We customarily ask our shareholders to ratify the appointment of our independent registered public accounting firm at each annual meeting. The Audit Committee and the Board has selected and appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and we are asking our shareholders to ratify this appointment at the Annual Meeting. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent public registered accounting firm at any time if it determines that such a change would be in the best interests of DISH Network. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of shareholders.
Charles W. Ergen, our Chairman, President and Chief Executive Officer, currently possesses approximately 58.0% of the total voting power. In addition, certain trusts established by Mr. Ergen for the benefit of his family hold approximately 37.1% of our voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 (Item No. 2 on the enclosed proxy card).
PROPOSAL NO. 3 — TO APPROVE THE 2009 STOCK INCENTIVE PLAN
     Our Board adopted our 2009 Stock Incentive Plan, subject to approval from our shareholders. The purpose of the 2009 Stock Incentive Plan is to allow us to grant new equity awards after the 1999 Stock Incentive Plan expires on April 16, 2009. The 2009 Stock Incentive Plan is attached as Appendix A to this Proxy Statement. The principal provisions of the 2009 Stock Incentive Plan are summarized below. This summary and the features of the 2009 Stock Incentive Plan set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2009 Stock Incentive Plan.
General Information
     The 2009 Stock Incentive Plan authorizes the Board of Directors or a committee appointed by the Board of Directors (the “Plan Committee”) to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other stock-based awards (collectively, “Awards”) to key employees, consultants, or advisors of DISH Network and its subsidiaries who are designated by the Plan Committee. The Plan Committee may also grant Awards to all employees if they are part of a broad-based performance incentive plan approved by the Plan Committee. The Plan Committee also has the authority to, among other things: (i) select the employees, consultants, or advisors to whom Awards will be granted, (ii) determine the type, size and the terms and conditions of Awards, (iii) amend the terms and conditions of Awards, (iv) accelerate the exercisability of Awards or the lapse of restrictions relating to Awards and (v) interpret and administer the 2009 Stock Incentive Plan and award agreements thereunder.
     As used in this summary of the 2009 Stock Incentive Plan, the term “Plan Committee” will include the Board of Directors in the event that it performs the functions described. If the Plan Committee consists of less than the entire Board, each member must be a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. To the extent necessary for any Award to qualify as performance-based compensation under Section 162(m) of the Code, each Plan Committee member must be an “outside director” within the meaning of Section 162(m) of the Code. The Plan Committee may determine the extent to which any Award under the 2009 Stock Incentive Plan is required to comply or not comply with Section 409A of the Code.
     The aggregate number of Class A Shares that may be issued subject to Awards under the 2009 Stock Incentive Plan shall not exceed 80,000,000 shares. If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of our Class A Shares and price in all outstanding grants made before such event. If shares under a grant are not issued, those shares would again be available for inclusion in future grants.

Grants under the 2009 Stock Incentive Plan
     Stock Options
     The Plan Committee will determine whether any option is a nonqualified or incentive stock option at the time of grant. The per share exercise price of an option granted under the 2009 Stock Incentive Plan will be determined by the Plan Committee at the time of grant, provided that the purchase price per share for each option must not be less than 100% of the fair market value of the Class A Shares as of the date of grant (110% in the case of an incentive stock option granted to a Ten-Percent Stockholder, as defined in the 2009 Stock Incentive Plan). Each option will be exercisable at such dates and in such installments as determined by the Plan Committee. Each option terminates at the time determined by the Plan Committee provided that the term of each incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to a Ten-Percent Stockholder) and the term of each nonqualified stock option may not exceed ten years and three months from the date of grant.
     The Plan Committee may grant restoration options, separately or together with another option, under which the grantee would be granted a new option when the grantee pays the exercise price of the original option by delivery of previously owned shares. The restoration option would permit the grantee to purchase a number of shares not exceeding the sum of (i) the number of shares provided as consideration upon the exercise of the previously granted option to which such restoration option relates and (ii) the number of shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which the restoration option relates.
     Stock Appreciation Rights
     The Plan Committee may grant stock appreciation rights (“SARs”) which confer to the grantee the right to receive upon exercise thereof the excess, if any, of the fair market value of the shares subject thereto on the date of exercise over the grant price of the SAR (which shall not be less than the fair market value of such shares on the date of grant). The grant price, term, dates and methods of exercisability and all other terms and conditions of an SAR shall be fixed by the Plan Committee.
     Restricted Stock and Restricted Stock Units
     The Plan Committee may also grant restricted stock or restricted stock units. Each grant shall set forth a restriction period during which the grantee must remain in the employ of DISH Network or its subsidiaries in order to retain the shares under grant. If the grantee’s employment terminates during the restriction period, all shares subject to restriction shall be forfeited and reacquired by DISH Network. However, the Plan Committee may provide complete or partial exceptions to this requirement. Neither restricted stock nor restricted stock units may be disposed of prior to the expiration of the restriction period. All terms and conditions shall be determined by the Plan Committee upon grant of restricted stock or restricted stock units. Each certificate issued would bear a legend giving notice of the restrictions in the grant.
     Performance Awards
     The Plan Committee may grant performance awards under which payment may be made in shares of our common stock, cash or other securities. Awards may be made upon achievement of certain goals established by the Plan Committee during an award period. The Plan Committee would determine the goals, the length of an award period, the maximum payment value of an award, the minimum performance required before a payment would be made and any other terms and conditions applicable to a performance award.
     Dividend Equivalents
     The Plan Committee may grant dividend equivalents (other than in connection with options or stock appreciation rights) which confer upon participants the right to receive a payment (in shares, other securities or other Awards) equal to the amount of cash dividends paid by DISH Network to shareholders with respect to a specified number of shares determined by the Plan Committee. The Plan Committee will also establish all terms and conditions applicable to a dividend equivalent grant.

     Other Stock-Based Awards
     The Plan Committee may also grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Class A Shares. The Plan Committee shall determine the terms and conditions of such Awards.
     All Awards issued under the 2009 Stock Incentive Plan may be paid by DISH Network in cash, shares, promissory notes, other securities, other Awards or such other property or combination thereof as shall be determined by the Plan Committee. All such Awards may be paid in a single payment or transfer, or in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Plan Committee.
Exchange Program Flexibility Under 2009 Stock Incentive Plan
     The 2009 Stock Incentive Plan permits the Plan Committee to institute one or more exchange programs without further approval of our shareholders. An exchange program is a program under which outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash, or in which the exercise price of an outstanding award is reduced.
     DISH Network’s employees hold a significant number of stock options with exercise prices that exceed both the current market price of DISH Network’s Class A common stock and the average market price of DISH Network’s Class A common stock over the prior 12 months. Thus, the Board believes that it is appropriate to retain flexibility in the 2009 Stock Incentive Plan to allow DISH Network to implement exchange programs. Such a program may include, without limitation, an exchange of outstanding awards under any of DISH Network’s equity incentive plans for new awards under the 2009 Stock Incentive Plan, including new awards that have a fair market value based on the market price of DISH Network’s Class A Common Stock at the time of the exchange. While we may institute an exchange program in the very near term including within the next month, no final decision has been made and there can be no assurance that we will institute an exchange program within that timeframe or in the future. We believe, however, that in light of the reduction in our share price, the flexibility to institute an exchange program under the 2009 Stock Incentive Plan is important for DISH Network because it will permit DISH Network to, among other things:
•	Provide renewed incentives to our employees who participate in an exchange program. As of March 16, 2009, a significant amount of DISH Network’s outstanding stock options had exercise prices that were below the closing price of DISH Network’s Class A common stock on March 16, 2009. The weighted average exercise price of these underwater options was $26.75 as compared to a $10.42 closing price of DISH Network’s Class A common stock on March 16, 2009. As a result, these stock options do not currently provide meaningful retention or performance incentives to our employees. We believe that an exchange program would enhance long-term shareholder value by improving our ability to retain and provide incentives to experienced and productive employees, and improving the morale of our employees generally.

•	Meaningfully reduce our total number of outstanding stock options, or “overhang,” represented by outstanding options that have high exercise prices and may no longer provide adequate incentives to our employees. Keeping underwater options outstanding for an extended period does not serve the interests of our shareholders and does not allow us to realize the benefits intended by our equity compensation program. The overhang represented by the Awards granted pursuant to any potential exchange program will reflect an appropriate balance between the goals for our equity compensation program and our interest in minimizing our overhang and the dilution of our shareholders’ interests.
Implementation of an Exchange Program
We will not complete an exchange program unless our shareholders approve the 2009 Stock Incentive Plan and the amendments to our existing equity plans described in Proposal No. 4. However, DISH Network may commence an exchange program prior to receiving such shareholder approval, provided that completion of any such program is contingent on shareholder approval of the 2009 Stock Incentive Plan and the amendment to our existing equity plans described in Proposal No. 4. Any exchange program will be on such terms as the Plan Committee and Board determines in their sole discretion. Because participation in any exchange program would be voluntary, the benefits or amounts that would be received by any participant, if an exchange program is implemented, are not currently determinable. As we have not yet formulated terms of a specific exchange program, we are not able to determine who or how many participants would elect to participate, how many options would be surrendered for exchange or the number of replacement awards that may be offered.
Upon commencement of any exchange program, eligible participants that hold eligible awards would receive materials (the “offer to exchange”) explaining the terms and timing of the exchange program. If an offer to exchange were accepted and eligible awards were tendered for exchange, such exchanged awards would be cancelled, and the Plan Committee would grant replacement awards to participating employees in accordance with the terms of the exchange program. All such replacement awards would be subject to the terms and conditions of the plan under which they were granted.
Effect on Shareholders
We are unable to predict with certainty the impact of any future exchange program on our shareholders because for example we are unable to predict how many or which employees will exchange their eligible awards under any such exchange program nor have we established the terms of such exchange program. Nonetheless, it is possible that an exchange program may substantially increase our reported compensation expense if our Plan Committee determines that such an exchange program is necessary to fulfill the goals of DISH Network’s equity compensation program.
Federal Income Tax Consequences
     Stock Options
     The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for DISH Network.
     The exercise of a nonqualified stock option would result in ordinary income for the grantee and, subject to deduction limitations under Code Section 162(m), a deduction for DISH Network measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.
     The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of DISH Network or a subsidiary of DISH Network from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price for such shares. Any gain will be taxed to the employee as long-term capital gain and DISH Network would not be entitled to a deduction. The excess of the fair market value on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.
     If the grantee of an award under an incentive plan disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), DISH Network would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option exercise price or the amount realized on disposition minus the option exercise price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.
     SARS, Performance Awards and Dividend Equivalents
     The grant of an SAR, a performance award or a dividend equivalent generally should not result in income for the grantee or a deduction for DISH Network. Upon the exercise of an SAR or the receipt of shares or cash under a performance award or dividend equivalent, the grantee would recognize ordinary income and, subject to deduction limitations under Code Section 162(m), DISH Network would be entitled to a deduction equal to the fair market value of the shares or the amount of any cash received. Income tax withholding would be required.

     Restricted Stock and Restricted Stock Units
     The grant of restricted stock should not result in income for the grantee or in a deduction for DISH Network for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by DISH Network and no Code Section 83(b) election is made. If there are no such restrictions or a Code Section 83(b) election is made, the grantee would recognize ordinary income upon receipt of the shares. The grant of restricted stock units generally should not result in income for the grantee or a deduction for DISH Network. Dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. Upon the lapses of restrictions, the grantee generally should receive ordinary income and, subject to deduction limitations under Code Section 162(m), DISH Network would be entitled to a deduction measured by the fair market value of the shares at the time of lapse or at the time of receipt of shares or cash in respect of a restricted stock grant. Income tax withholding would be required.
     Requirements Regarding “Deferred Compensation”
     Certain of the Awards under the 2009 Stock Incentive Plan may constitute “non-qualified deferred compensation” subject to Section 409A of the Code. Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.
Other Information
     If approved by the shareholders, the 2009 Stock Incentive Plan will have a term of ten years, expiring on May 11, 2019, unless terminated earlier by the Board or extended by the Board with approval of the shareholders. The Board may amend the 2009 Stock Incentive Plan as it deems advisable, except that no amendment will become effective without prior approval of our shareholders if such approval is necessary for continued compliance with Nasdaq rules and regulations. During the term of the 2009 Stock Incentive Plan, (i) no grantee may be granted options or stock appreciation rights under the 2009 Stock Incentive Plan in the aggregate in respect of more than 4,000,000 shares in any one calendar year, and (ii) the maximum dollar amount of the fair market value of shares that any grantee may receive in any one calendar year in respect of performance awards granted under the 2009 Stock Incentive Plan may not exceed $30,000,000. The maximum aggregate number of shares that may be issued under the 2009 Stock Incentive Plan through incentive stock options may not exceed 80,000,000. Grantees who will participate in the 2009 Stock Incentive Plan in the future and the amounts of their allotments are to be determined by the Plan Committee subject to any restrictions outlined above.
     Charles W. Ergen, our Chairman, President and Chief Executive Officer, currently possesses approximately 58.0% of the total voting power. In addition, certain trusts established by Mr. Ergen for the benefit of his family hold approximately 37.1% of our voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 3. Accordingly, approval of Proposal No. 3 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
     The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 3 (Item No. 3 on the enclosed proxy card)
  PROPOSAL NO. 4 — TO APPROVE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD
EXCHANGE PROGRAMS
     Our Board adopted amendments to our 2001 Director Plan, 1999 Stock Incentive Plan and 1995 Stock Incentive Plan (the “Existing Equity Plans”), subject to approval of our shareholders, to allow for one or more exchange programs of the awards granted under the Existing Equity Plans, as generally described in Proposal 3 to this proxy statement. After April 15, 2009, we will no longer have the authority to grant new awards under the 1999 Stock Incentive Plan. The authority to grant awards under our 1995 Stock Incentive Plan has previously expired. However, the Board and the Plan Committee believe that it is appropriate to retain flexibility in these plans to allow for one or more exchange programs, wherein new awards would be offered in exchange for awards outstanding under the Existing Equity Plans. While we may institute an exchange program in the very near term, no final decision has been made and there can be no assurance that we will institute an exchange program within that timeframe or in the future. The reasons the Board of Directors may consider implementing such exchange programs are discussed in Proposal 3 and are incorporated into this proposal by reference.

Implementation of an Exchange Program
     We will not complete an exchange program under our 2009 Stock Incentive Plan and any of our Existing Equity Plans unless our shareholders approve the amendments to such plans as proposed herein. However, DISH Network may commence an exchange program prior to receiving such shareholder approval, provided that completion of any such exchange program is contingent on shareholder approval of the 2009 Stock Incentive Plan and the amendments to the Existing Equity Plans. Any exchange program will be on such terms as the Board and Plan Committee determine in their sole discretion. Because participation in any exchange program would be voluntary, the benefits or amounts that would be received by any participant, if an exchange program is implemented, are not currently determinable. As we have not yet formulated terms of any specific exchange program, we are not able to determine who or how many participants would elect to participate, how many awards would be surrendered for exchange or the number of replacement Awards that may be offered.
          Upon commencement of any exchange program, eligible participants that hold eligible awards would receive materials (the “offer to exchange”) explaining the terms and timing of the exchange program. If an offer to exchange were accepted and eligible awards were tendered for exchange, such exchanged awards would be cancelled, and the Plan Committee would grant replacement awards to participating employees and/or directors in accordance with the terms of the exchange program. All such replacement awards would be subject to the terms and conditions of the plan under which they are granted.
Proposed Amendments to Existing Equity Plans
          The proposed amendments to the Existing Equity Plans specifically authorize the Plan Committee to institute one or more exchange programs. An exchange program is a program under which outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash or, in the case of the 2001 Director Plan, in which the exercise price of an outstanding award is reduced.
Effect on Shareholders
          We are unable to predict with certainty the impact of any future exchange program on our shareholders because for example we are unable to predict how many or which eligible participants will exchange their eligible awards under any such exchange program nor have we established the terms of such exchange program. Nonetheless, it is possible that an exchange program may substantially increase our reported compensation expense if our Board and Plan Committee determines that such an exchange program is necessary to fulfill the goals of DISH Network’s equity compensation program.
Summaries of Existing Equity Plans
     The following is a summary of the material terms of the Existing Equity Plans, as proposed to be amended. These summaries and the features of the 2001 Director Plan, 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan set forth below do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2001 Director Plan, 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan, as proposed to be amended. The 2001 Director Plan, the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan, as proposed to be amended, are attached as Appendices B, C and D to this proxy statement, respectively.
1999 Stock Incentive Plan and 1995 Stock Incentive Plan
     A discussion of the material terms of the 2009 Stock Incentive Plan and the U.S. federal income tax consequences of awards granted thereunder is included in Proposal 3 of this proxy statement and is incorporated into this proposal by this reference. We administer the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan consistent with the proposed administration of the 2009 Stock Incentive Plan, and the U.S. federal income tax consequences associated with awards under the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan are the same as similar awards that may be granted under the 2009 Stock Incentive Plan. The principal provisions of the 1999 Stock Incentive Plan and the 1995 Stock Incentive Plan are substantially similar to the provisions of the 2009 Stock Incentive Plan, as summarized in Proposal 3.

2001 Director Plan
General Information
     Our 2001 Director Plan currently provides for the issuance of options to purchase a maximum of 1,250,000 Class A Shares. The Board of Directors believes options continue to be an important tool to attract and retain nonemployee directors. Our 2001 Director Plan authorizes the Board of Directors or a committee appointed by the Board of Directors (the “Plan Committee”) to grant only nonqualified stock options to nonemployee directors of DISH Network (the “Director Options”). The Plan Committee or the Board, as the case may be, has full authority to administer the 2001 Director Plan, including authority to interpret and construe any provision of the 2001 Director Plan and any Director Options granted thereunder, and to adopt such rules and regulations for administering the 2001 Director Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Plan Committee, and it may perform and discharge all of the functions and responsibilities of the Plan Committee at any time that a duly constituted Plan Committee is not appointed and serving. As used in this summary of the 2001 Director Plan, the term “Plan Committee” will include the Board of Directors in the event that it performs the functions described.
     If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. In the event any changes are made to the shares of our common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of common stock theretofore made subject to stock options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to stock options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and we shall have no obligation to make any cash or other payment with respect to such a fractional share.
Grants Under the 2001 Director Plan
     Upon the initial election or appointment of a nonemployee director to the Board, the Plan Committee will determine the amount, if any, of Director Options to be granted. The Director Options shall have an exercise price of 100% of the fair market value of our Class A Shares as of the last day of the calendar quarter in which the nonemployee director receiving the option is granted the Director Option. The Plan Committee in its discretion shall have the ability to make further grants to any nonemployee director. All Director Options granted under the 2001 Director Plan expire not later than five years after the date of grant and typically vest immediately upon grant.
     The Plan Committee may accelerate the vesting of any Director Options granted subject to vesting requirements by giving written notice to the nonemployee director. Upon receipt of such notice, the nonemployee director and DISH Network shall amend the applicable option agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Director Option shall not affect the expiration date of that Director Option.
Termination of Nonemployee Director Status Before Exercise
     If the term of a nonemployee director of DISH Network shall terminate for any reason other than the nonemployee director’s disability, any Director Options then held by the nonemployee director, to the extent then exercisable under the applicable option agreement(s), shall remain exercisable after the termination of his or her director status for a period of three months (but in no event beyond five years from the date of grant of the Director Option). If the nonemployee director’s director status is terminated because the nonemployee director is disabled within the meaning of Section 22(e)(3) of the Code, any Director Option then held by the nonemployee director, to the extent then exercisable under the applicable option agreement(s), shall remain exercisable after the termination of his or her employment for a period of twelve months (but in no event beyond five years from the date of grant of the Director Option). If the Director Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

Federal Income Tax Consequences
     There are generally no tax consequences to the nonemployee director or DISH Network by reason of the grant of a Director Option, which is a nonqualifying stock option. Upon exercise of a Director Option, the nonemployee director normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. The exercise of a Director Option would result in a deduction for DISH Network measured by the difference between the option price and the fair market value of the shares received at the time of exercise.
     Upon disposition of the stock, the nonemployee director will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
Requirements Regarding “Deferred Compensation”
          Certain of the Director Options under the 2001 Director Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.
               Charles W. Ergen, our Chairman, President and Chief Executive Officer, currently possesses approximately 58.0% of the total voting power. In addition, certain trusts established by Mr. Ergen for the benefit of his family hold approximately 37.1% of our voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 4. Accordingly, approval of Proposal No. 4 is assured notwithstanding a negative vote by any or all shareholders other than Mr. Ergen.
               The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 4 (Item No. 4 on the enclosed proxy card)
WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.dishnetwork.com.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone or by similar means. None of our directors, officers or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

SHAREHOLDER COMMUNICATIONS
General. We provide an informal process for shareholders to send communications to our Board and its members. Shareholders who wish to contact the Board or any of its members may do so by writing to DISH Network Corporation, Attn: Board of Directors, 9601 S. Meridian Blvd., Englewood, Colorado 80112. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our General Counsel and Secretary, Mr. Dodge.
Submission of Shareholder Proposals and Director Nominations for 2010 Annual Meeting. Shareholders who intend to have a proposal or director nomination considered for inclusion in our proxy materials for presentation at our 2010 Annual Meeting of Shareholders must submit the proposal or director nomination to us no later than November 27, 2009. In accordance with our Bylaws, for a proposal or director nomination not included in our proxy materials to be brought before the 2010 Annual Meeting of Shareholders, a shareholder’s notice of the proposal or director nomination that the shareholder wishes to present must be delivered to R. Stanton Dodge, our General Counsel and Secretary, at DISH Network Corporation, 9601 S. Meridian Blvd., Englewood, Colorado 80112 not less than 90 nor more than 120 days prior to the first anniversary of the 2009 Annual Meeting of Shareholders. Accordingly, any notice given pursuant to our Bylaws and outside the process of Rule 14a-8 must be received no earlier than January 11, 2010 and no later than February 10, 2010. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.
OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter in accordance with their best judgment.
By Order of the Board of Directors
R. STANTON DODGE
Executive Vice President, General Counsel and Secretary

Appendix A
DISH NETWORK CORPORATION
2009 STOCK INCENTIVE PLAN
Section 1. Purpose
               The purpose of this DISH Network Corporation 2009 Stock Incentive Plan (the “Plan”) is to promote the interests of DISH Network Corporation (the “Company”) and its Subsidiaries by aiding the Company in attracting and retaining Participants capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions
               As used in the Plan, the following terms shall have the meanings set forth below:
               (a) “Award” shall mean an award granted to a Participant in accordance with the terms of this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing. As used in the context of an Exchange Program, the term “Award” shall include any awards granted under any predecessor plan of the Company or its predecessors, including without limitation the Company’s 1999 Stock Incentive Plan and 1995 Stock Incentive Plan.
               (b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.
               (c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
               (d) “Committee” shall mean the committee described in Section 3 of the Plan.
               (e) “Company” shall mean DISH Network Corporation, a Nevada corporation, and any successor corporation.
               (f) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
               (g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
               (h) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s shareholders.
               (i) “Key Employee” shall mean any person, including officers and directors, in the regular full-time employment of the Company or a Subsidiary who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company and its Subsidiaries or otherwise to contribute substantially to the success of the Company and its Subsidiaries.
               (j) “Fair Market Value” shall mean, with respect to Shares, the final closing price, as quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other exchange on which the Shares are traded, for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

               (k) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
               (l) “Nonemployee Director” shall mean a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3.
               (m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
               (n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.
               (o) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.
               (p) “Outside Director” shall mean a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.
               (q) “Participant” shall mean (1) any Key Employee designated to be granted an Award under the Plan by the Committee, (2) a consultant or advisor currently providing services to the Company or Subsidiary (by contract or otherwise) designated to be granted an Award under the Plan by the Committee, or (3) any employee of the Company or Subsidiary designated to be granted an Award under the Plan by the Committee if such grant is part of a broad-based performance incentive program.
               (r) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
               (s) “Person” shall mean any individual, corporation, partnership, association or trust.
               (t) “Plan” shall mean this 2009 Stock Incentive Plan, as amended from time to time.
               (u) “Restoration Option” shall mean any Option granted under Section 6(a)(iv) of the Plan which confers upon the Participant the right to receive a new Option upon the payment of the exercise price of a previously held Option by delivery of previously owned Shares.
               (v) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.
               (w) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
               (x) “Retirement” shall mean becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Company or any Subsidiary.
               (y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
               (z) “Shares” shall mean shares of Class A Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
               (aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
               (bb) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock or other equity interests in one of the other corporations in such chain.

               (cc) “Ten-Percent Stockholder” shall mean an individual who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary.
               (dd) “Total Disability” shall mean the complete and permanent inability of an employee Participant to perform such Participant’s duties under the terms of the Participant’s employment with the Company or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.
     Section 3. Administration.
               (a) Power and Authority of the Committee.
                    (i) The Committee. The Committee shall consist of at least two directors of the Company and may consist of the entire Board of Directors; provided, however, that (i) if the Committee consists of less than the entire Board of Directors, each member shall be a Nonemployee Director and (ii) to the extent necessary for any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, to so qualify, each member of the Committee, whether or not it consists of the entire Board of Directors, shall be an Outside Director. The Committee may determine the extent to which any Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
                    (ii) Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement which may be based on various factors such as length of employment and/or performance of the Participant or the Company (such performance criteria may include but are not limited to Company’s achievement of specified financial or other performance metrics, such as subscriber growth (for clarification purposes, with respect to Section 162(m) of the Code, such performance criteria are intended to include any one or a combination of the business criteria set forth on Exhibit A)); (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) institute one or more Exchange Programs, including without limitation any Exchange Program described in Section 9(b); and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Subsidiary. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
               (b) Delegation. The Committee may, in its sole discretion, delegate such powers and duties under the Plan as it deems appropriate; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to executive officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act.
Section 4. Shares Available for Awards.
               (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 80,000,000 (for clarification purposes, this limitation applies to Incentive Stock Options); provided, however, that during the term of the Plan (i) no Participant may be granted

Awards (other than Awards described in clause (ii) below) in the aggregate in respect of more than 4,000,000 Shares in any one calendar year (for clarification purposes, this limitation applies to Options and Stock Appreciation Rights) and (ii) the maximum amount that any Participant may receive in any one calendar year in respect of Performance Awards granted pursuant to Section 6(d) may not exceed the Fair Market Value of 2,000,000 Shares (for clarification purposes, to the extent such award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the maximum amount that such Participant may receive in any one calendar year may not exceed $30,000,000). Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available out of authorized but unissued Shares the number of Shares to satisfy Awards granted under the Plan.
          (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available under Section 4(a) above for granting Awards under the Plan.
          (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
Section 5. Eligibility of Key Employees.
          Any Key Employee, including any Key Employee who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant; provided, however, a director of the Company who is not also an employee of the Company or a Subsidiary shall not be designated as an Participant. In determining which Key Employees shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Key Employees, their present and potential contributions to the success of the Company or such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) of the Company and its Subsidiaries.
Section 6. Awards.
          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form approved by the Committee.
               (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, the exercise price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, further, that the aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by an employee Participant in any calendar year under all plans of the Company and any parent corporation of the Company and any Subsidiary shall not exceed $100,000.

               (ii) Option Term. The term of each Option shall be for a period of ten years from the date of grant of any Incentive Stock Option (5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and ten years and three months from the date of grant of a Non-Qualified Stock Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to this Section 6. If an employee Participant’s employment with the Company and all Subsidiaries terminates other than by reason of such Participant’s death, Total Disability or Retirement, the Participant’s Option shall terminate and cease to be exercisable upon termination of employment, unless the Committee shall determine otherwise.
               (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit the holders of Options, in accordance with such procedures as the Committee may in its sole discretion establish, including those set forth in Section 6(g) hereof, to exercise Options and sell Shares acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.
               (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the Option to which such Restoration Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the Plan or agreement relating to such Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Restoration Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Restoration Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant; provided, however, that Restoration Options may not be granted with respect to any Option granted to a Nonemployee Director under any other stock option plan of the Company.
               (v) Incentive and Non-Qualified Stock Options. Each Option granted pursuant to the Plan shall specify whether it is an Incentive Stock Option or a Non-Qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give the Participant the right to receive in its place a Non-Qualified Stock Option.
          (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
          (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
               (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the “Restricted Period”).
               (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. Except as otherwise provided in this Section 6(c), no Shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.
               (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of a Participant’s employment (as determined under criteria established by the Committee) during the applicable Restricted Period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the cases of death, Total Disability or Retirement, or in circumstances where the Committee finds that a waiver would be in the best interest of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.
          (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.
          (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
          (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law and, in the case of executive officers and directors of the Company, Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
          (g) General.
                    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                    (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.
                    (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
                    (iv) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the optionee.
                    (v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.
                    (vi) Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee.
                    (vii) Restrictions; Securities Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on NASDAQ or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on NASDAQ or such securities exchange.
Section 7. Amendment and Termination; Adjustments.
          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
          (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award

Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval;
                    (i) would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company; or
                    (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.
          (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided (for clarification purposes, in no event shall the consent of the participant or holder or beneficiary be required in order for the Committee to effectuate a “lock-up”).
          (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 8. Income Tax Withholding; Tax Bonuses.
          (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.
          (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.
Section 9. General Provisions
          (a) No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
          (b) Exchange Programs. For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, including without limitation, the Company’s 1999 Stock Incentive Plan and 1995 Stock Incentive Plan, could, at the election of the person holding such Awards, be tendered to the Company for cancellation in exchange for the issuance of Awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section 9(b) will be determined by the Committee in its sole discretion.
          (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

          (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
          (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or a Subsidiary to terminate such employment at any time, with or without cause. In addition, the Company or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
          (f) Assignability. No Award granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.
          (g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.
          (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
          (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
          (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
          (k) Transfers and Leaves of Absence. Solely for the purposes of the Plan: (a) a transfer of an employee Participant’s employment without an intervening period from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) an employee Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary, as the case may be, during such leave of absence.
          (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10. Effective Date of the Plan.
          The Plan shall be effective as of May 11, 2009, subject to approval by the stockholders of the Company on that date or within one year thereafter.
Section 11. Term of the Plan.
          Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on May 11, 2019. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any

Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

EXHIBIT A
PERFORMANCE CRITERIA
     Subscribers, subscriber service and subscriber satisfaction: customers; subscribers; total subscribers; gross subscriber additions; net subscriber additions; subscriber quality; churn subscribers; average subscriber life; ratings; retention; viewership; or similar criteria.
     Employees and employment activities: attrition; retention; satisfaction; ethics compliance; management effectiveness; workforce diversity; individual executive performance; or similar criteria.
     Revenues, expenses and earnings: revenues; sales; net revenues; operating costs and expenses; overhead costs; costs of revenues; costs of sales; broadcast programming and other costs; subscriber service expenses; broadcast operations expense; selling, general and administrative expense; subscriber acquisition costs; upgrade and retention costs; general and administrative expenses; depreciation and amortization; operating profit; operating results; operating income; adjusted operating income; operating earnings; operating profit before depreciation and amortization; interest income; interest expense; other income and expense; other, net; income from continuing operations; earnings from continuing operations; income from continuing operations before income taxes and minority interests; income tax expense; minority interests in net earnings of subsidiaries; income from continuing operations before cumulative effect of accounting changes; income from discontinued operations; cumulative effect of accounting changes; net income; adjusted net income; basic or diluted earnings or loss per common share for income or loss from continuing operations before cumulative effect of accounting changes, for income or loss from discontinued operations (net of taxes), for cumulative effect of accounting changes (net of taxes), or for net income or loss; dividends paid; or similar criteria.
     Financial metrics: cash; cash on hand; cash balance; cash equivalents; cash and cash equivalents; cash and short term investments; cash flow; operating cash flows; adjusted operating cash flows; cash from operations; investing cash flows; financing cash flows; free cash flow; free cash flow before net cash paid for interest and taxes; cash flow before or after operating activities, investing activities, financing activities or discontinued operations; capital expenditures; cash paid for property, equipment, satellites, and/or leased set top receivers; proceeds from dispositions of businesses, assets, or other investments; average revenue per subscriber (ARPU); subscriber acquisition costs (SAC) per gross subscriber addition; average cost per subscriber (ACPU); average margin per subscriber (AMPU); pre-SAC margin; operating profit margin; operating margin; profit margin; net income margin; bad debt percentage; earnings per share; adjusted earnings per share; return on assets; adjusted return on assets; return on average assets; return in excess of cost of capital; return on equity; return on net assets; return on investment; return on net investment; return on average equity; adjusted return on equity; cash flow return on investment (discounted or otherwise); cash flow return on capital; cash flow in excess of cost of capital; cash flow return on tangible capital; contribution margin; debt to capital ratio; debt to equity ratio; net present value; internal rate of return; profit in excess of cost of capital; return on capital; return on net or average assets, equity or capital; return on shareholders’ equity; return on invested capital; return on investors’ capital; return on operating revenue; return on total capital; risk-adjusted return on capital; total equity ratio; total shareholder return; or similar criteria.
     Stock price: share price; share price growth or appreciation; share price growth or appreciation in comparison with industry or market indices; shareholder value; shareholder value growth or appreciation; total market capitalization; total market capitalization growth or appreciation; total market value; total market value growth or appreciation; or similar criteria.
     Other performance measures: acquisitions or divestitures of subsidiaries, affiliates and joint ventures; control of expenses; corporate values; economic value added (EVA); environment; facilities utilization; implementation or completion of critical projects; installations; market expansion; market penetration; market share; number of channels broadcast in standard and/or high definition on a national and/or local basis; network upgrades; operating performance; penetration rates; installation and service work order completion; closed, rescheduled or similar performance or productivity rates; number of service calls; availability rates; hardware recovery; hardware refurbishment or redeployment; hardware performance; average subscriber service phone call times; number of subscriber service phone calls received; service level; performance relative to budget, forecast or market expectations; performance standards relevant to our business, product or service; safety; shareholder value added; strategic business criteria based on meeting specified product development, strategic partnering, research and development, market penetration or geographic business expansion goals; value added; website visits; website advertising; or similar criteria.

Appendix B
AMENDED AND RESTATED
DISH NETWORK CORPORATION
2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
I. Purpose
     The Amended and Restated DISH Network Corporation Nonemployee Director Stock Option Plan (the “Plan”) provides for the grant of Stock Options to Nonemployee Directors of DISH Network Corporation (the “Company”) in order to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors.
II. Non-Incentive Stock Options
     The Stock Options granted under the Plan shall be nonstatutory stock options (“NSOs”) which are intended to be options that do not quality as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
III. Administration
     A. Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee of two or more directors (the “Committee”). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto, and to institute one or more Exchange Programs, including without limitation any Exchange Program described in Section XII. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the “Committee” shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee. The Committee may determine the extent to which any Stock Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
       B. Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
IV. Definitions
     A. “Stock Option.” A Stock Option is the right granted under the Plan to a Nonemployee Director to purchase, at such time or times and at such price or prices (“Option Price”) as are determined pursuant to the Plan, the number of shares of Common Stock set forth in the Plan.
     B. “Common Stock.” A share of Common Stock means a share of authorized but unissued or reacquired Class A Common Stock (par value $.01 per share) of the Company.
     C. “Fair Market Value.” If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

     D. “Nonemployee Director.” A Nonemployee Director is a director of the Company who is not also an employee of the Company.

     E. “Participant.” A participant is a Nonemployee Director to whom a Stock Option is granted.
     F. “Exchange Program” means a program under which (i) outstanding Stock Options are surrendered or cancelled in exchange for Stock Options of the same type (which may have lower exercise prices and different terms), Stock Options of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Stock Option is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s shareholders.
V. Option Grants
     A. Number of Shares. Upon the initial election or appointment of a Nonemployee Director to the Board, the Nonemployee Director shall be granted Stock Options to purchase an amount of shares of Common Stock to be determined by the Committee (subject to adjustment pursuant to Section VI.B. hereof) effective as of the last day of the calendar quarter in which such person is elected or appointed to the Board of Directors. The Committee in its discretion shall have the ability to make further grants to Participants.
     B. Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock as of the last day of the calendar quarter in which the Nonemployee Director receiving the Stock Option is granted the Stock Option.
     C. Terms. Each Stock Option shall be evidence by a written agreement (“Option Agreement”) containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.
VI. Shares of Common Stock Subject to the Plan
     A. Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 1,250,000 authorized but unissued shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.
     B. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.
VII. Exercise of Stock Options
     A. Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant’s Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

     B. Six-Month Holding Period. The shares of Common Stock issued upon the exercise of a Stock Option may not be sold or otherwise disposed of within six months after the date of the grant of the Stock Option.
     C. Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.
     D. Use of Promissory Note. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option.
     E. Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s term as a director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.
     F. Termination of Director Status Before Exercise. If a Participant’s term as a director of the Company shall terminate for any reason other than the Participant’s disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant’s director status is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.
     G. Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by Participant but may be made subject to Stock Options granted to other Participants.
VIII. No Effect Upon Stockholder Rights
     Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Nevada General Corporation Law and the Company’s Certificate of Incorporation and Bylaws.
IX. No Rights as a Stockholder
     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section VI.B., no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant’s Stock Option.
X. Assignability
   No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. In the event of the Participant’s death, the Stock Option may be exercised by the personal representative of the Participant’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant’s will or under the applicable laws of descent and distribution.

XI. Merger or Liquidation of the Company
   If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section VII.A. have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.
XII. Exchange Programs
    For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, could, at the election of the person holding such awards, be tendered to the Company for cancellation in exchange for the issuance of awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section XII will be determined by the Committee in its sole discretion.
XIII. Amendment
   The Board may, from time to time, alter, amend, suspend or discontinue the Plan, including where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval for the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section VI.B.), or (ii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.
XIV. Registration of Optioned Shares
   The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Act”), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.
XV. Brokerage Arrangements
   The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.
XVI. Nonexclusivity of the Plan
   Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.
XVII. Effective Date
   This Plan was originally adopted by the Board of Directors and became effective on June 12, 2001.

Appendix C
AMENDED AND RESTATED
DISH NETWORK CORPORATION
1999 STOCK INCENTIVE PLAN
Section 1. Purpose
     The purpose of this Amended and Restated Stock Incentive Plan (the “Plan”) is to promote the interests of DISH Network Corporation (the “Company”) and its Subsidiaries by aiding the Company in attracting and retaining Participants capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Award” shall mean an award granted to a Participant in accordance with the terms of this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing. As used in the context of an Exchange Program, the term “Award” shall include any awards granted under any predecessor or successor plan of the Company or its predecessors, including without limitation the Company’s 1995 Stock Incentive Plan.
     (b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.
     (c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
     (d) “Committee” shall mean the committee described in Section 3 of the Plan.
     (e) “Company” shall mean DISH Network Corporation, a Nevada corporation, and any successor corporation.
     (f) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
     (g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (h) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s shareholders.
     (i) “Key Employee” shall mean any person, including officers and directors, in the regular full-time employment of the Company or a Subsidiary who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company and its Subsidiaries or otherwise to contribute substantially to the success of the Company and its Subsidiaries.
     (j) “Fair Market Value” shall mean, with respect to Shares, the final closing price, as quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any other exchange on which the Shares are traded, for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.
     (k) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (l) “Nonemployee Director” shall mean a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3.
     (m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     (n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.
     (o) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.
     (p) “Outside Director” shall mean a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code.
     (q) “Participant” shall mean (1) any Key Employee designated to be granted an Award under the Plan by the Committee, (2) a consultant or advisor currently providing services to the Company or Subsidiary (by contract or otherwise) designated to be granted an Award under the Plan by the Committee, or (3) any employee of the Company or Subsidiary designated to be granted an Award under the Plan by the Committee if such grant is part of a broad-based performance incentive program.
     (r) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
     (s) “Person” shall mean any individual, corporation, partnership, association or trust.
     (t) “Plan” shall mean this 1999 Stock Incentive Plan, as amended from time to time.
     (u) “Restoration Option” shall mean any Option granted under Section 6(a)(iv) of the Plan which confers upon the Participant the right to receive a new Option upon the payment of the exercise price of a previously held Option by delivery of previously owned Shares.
     (v) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.
     (w) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
     (x) “Retirement” shall mean becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Company or any Subsidiary.
     (y) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
     (z) “Shares” shall mean shares of Class A Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
     (aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
     (bb) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock or other equity interests in one of the other corporations in such chain.
     (cc) “Ten-Percent Stockholder” shall mean an individual who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary.

     (dd) “Total Disability” shall mean the complete and permanent inability of an employee Participant to perform such Participant’s duties under the terms of the Participant’s employment with the Company or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.
Section 3. Administration.
     (a) Power and Authority of the Committee.
          (i) The Committee. The Committee shall consist of at least two directors of the Company and may consist of the entire Board of Directors; provided, however, that (i) if the Committee consists of less than the entire Board of Directors, each member shall be a Nonemployee Director and (ii) to the extent necessary for any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, to so qualify, each member of the Committee, whether or not it consists of the entire Board of Directors, shall be an Outside Director. The Committee may determine the extent to which any Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
          (ii) Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement which may be based on various factors such as length of employment and/or performance of the Participant or the Company (such performance criteria may include but are not limited to Company’s achievement of specified financial or other performance metrics, such as subscriber growth); (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) institute one or more Exchange Programs, including without limitation any Exchange Program described in Section 9(b); and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Subsidiary. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
     (b) Delegation. The Committee may, in its sole discretion, delegate such powers and duties under the Plan as it deems appropriate; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to executive officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act.
Section 4. Shares Available for Awards.
     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued subject to Awards under the Plan shall not exceed 80,000,000; provided, however, that during the term of the Plan (i) no Participant may be granted Awards (other than Awards described in clause (ii) below) in the aggregate in respect of more than 4,000,000 Shares in any one calendar year and (ii) the maximum amount that any Participant may receive in any one calendar year in respect of Performance Awards granted pursuant to Section 6(d) may not exceed the Fair Market Value of 2,000,000 Shares. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available out of authorized but unissued Shares the number of Shares to satisfy Awards granted under the Plan.
     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available under Section 4(a) above for granting Awards under the Plan.
     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
Section 5. Eligibility of Key Employees.
   Any Key Employee, including any Key Employee who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant; provided, however, a director of the Company who is not also an employee of the Company or a Subsidiary shall not be designated as an Participant. In determining which Key Employees shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Key Employees, their present and potential contributions to the success of the Company or such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) of the Company and its Subsidiaries.
Section 6. Awards.
     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form approved by the Committee.
          (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, the exercise price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, further, that the aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by an employee Participant in any calendar year under all plans of the Company and any parent corporation of the Company and any Subsidiary shall not exceed $100,000.
          (ii) Option Term. The term of each Option shall be for a period of ten years from the date of grant of any Incentive Stock Option (5 years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and ten years and three months from the date of grant of a Non-Qualified Stock Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to this Section 6. If an employee Participant’s employment with the Company and all Subsidiaries terminates other than by reason of such Participant’s death, Total Disability or Retirement, the Participant’s Option shall terminate and cease to be exercisable upon termination of employment, unless the Committee shall determine otherwise.
          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit the holders of Options, in accordance with such procedures as the Committee may in its sole discretion establish, including those set forth in Section 6(g) hereof, to exercise Options and sell Shares acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.
          (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the Option to which such Restoration Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the Plan or agreement relating to such Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Restoration Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Restoration Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant; provided, however, that Restoration Options may not be granted with respect to any Option granted to a Nonemployee Director under any other stock option plan of the Company.
          (v) Incentive and Non-Qualified Stock Options. Each Option granted pursuant to the Plan shall specify whether it is an Incentive Stock Option or a Non-Qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give the Participant the right to receive in its place a Non-Qualified Stock Option.
     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the “Restricted Period”).
          (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. Except as otherwise provided in this Section 6(c), no Shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

          (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of a Participant’s employment (as determined under criteria established by the Committee) during the applicable Restricted Period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the cases of death, Total Disability or Retirement, or in circumstances where the Committee finds that a waiver would be in the best interest of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.
     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.
     (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
     (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law and, in the case of executive officers and directors of the Company, Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
     (g) General.
               (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
               (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.
               (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
          (iv) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the optionee.
          (v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.
          (vi) Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee.
          (vii) Restrictions; Securities Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on NASDAQ or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on NASDAQ or such securities exchange.
Section 7. Amendment and Termination; Adjustments.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval;
          (i) would violate the rules or regulations of NASDAQ or any securities exchange that are applicable to the Company; or
          (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.
     (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
Section 8. Income Tax Withholding; Tax Bonuses.
     (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.
     (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.
Section 9. General Provisions
     (a) No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
     (b) Exchange Programs. For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, including without limitation, the Company’s 1999 Stock Incentive Plan and 1995 Stock Incentive Plan, could, at the election of the person holding such Awards, be tendered to the Company for cancellation in exchange for the issuance of Awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section 9(b) will be determined by the Committee in its sole discretion.
     (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.
     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or a Subsidiary to terminate such employment at any time, with or without cause. In addition, the Company or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
     (f) Assignability. No Award granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.

     (g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.
     (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     (k) Transfers and Leaves of Absence. Solely for the purposes of the Plan: (a) a transfer of an employee Participant’s employment without an intervening period from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) an employee Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary, as the case may be, during such leave of absence.
     (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10. Effective Date of the Plan.
     The Plan shall be effective as of April 16, 1999, subject to approval by the stockholders of the Company on that date within one year thereafter.
Section 11. Term of the Plan.
     Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on April 16, 2009. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

Appendix D
AMENDED AND RESTATED
DISH NETWORK CORPORATION
1995 STOCK INCENTIVE PLAN
Section 1. Purpose
     The purpose of this Amended and Restated Stock Incentive Plan (the “Plan”) is to promote the interests of DISH Network Corporation (the “Company”) and its Subsidiaries by aiding the Company in attracting and retaining Key Employees capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions
     As used in the Plan, the following terms shall have the meanings set forth below:
          (a) “Award” shall mean an award granted to a Key Employee in accordance with the terms of this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards granted under the Plan, or any combination of the foregoing. As used in the context of an Exchange Program, the term “Award” shall include any awards granted under any successor plan of the Company.
          (b) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.
          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
          (d) “Committee” shall mean the committee described in Section 3 of the Plan.
          (e) “Company” shall mean DISH Network Corporation, a Nevada corporation, and any successor corporation.
          (f) “Disinterested Person” shall mean a director of the Company who, during the one year prior to service as an administrator of the Plan or any other plan of the Company or any of its affiliates except as may be permitted by Rule 16b-3(c)(2) under the Exchange Act.
          (g) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
          (h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (i) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The terms and conditions of any Exchange Program will be determined by the Committee in its sole discretion and shall not require separate approval by the Company’s shareholders.
          (j) “Key Employee” shall mean any person, including officers and directors, in the regular full-time employment of the Company or a Subsidiary who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company and its Subsidiaries or otherwise to contribute substantially to the success of the Company and its Subsidiaries.
          (k) “Fair Market Value” shall mean, with respect to Shares, the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (it’s automated system for reporting quotes), for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.
          (l) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
          (m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
          (n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.
          (o) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.
          (p) “Participant” shall mean a Key Employee designated to be granted an Award under the Plan.
          (q) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
          (r) “Person” shall mean any individual, corporation, partnership, association or trust.
          (s) “Plan” shall mean this 1995 Stock Incentive Plan, as amended from time to time.
          (t) “Restoration Option” shall mean any Option granted under Section 6(a)(iv) of the Plan.
          (u) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan, subject to such restrictions as the Committee deems appropriate or desirable.
          (v) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
          (w) “Retirement” shall mean becoming eligible to receive immediate retirement benefits under a retirement or pension plan of the Company or any Subsidiary.
          (x) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
          (y) “Shares” shall mean shares of Class A Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
          (z) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
          (aa) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the voting stock in one of the other corporations in such chain.
          (bb) “Total Disability” shall mean the complete and permanent inability of a Key Employee to perform the Key Employee’s duties under the terms of the Key Employee’s employment with the Company or any Subsidiary, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

Section 3. Administration.
          (a) Power and Authority of the Committee.
               (i) Power. With respect to grants or awards to Key Employees other than executive officers and directors of the company, the Plan shall be administered by the Board of Directors or a committee (the “Committee”) appointed by the Board of Directors of the Company, and shall consist of two or more members of the Board of Directors. With respect to grants or awards to executive officers and directors, the Plan shall be administered by the Board of Directors, if each director is a Disinterested Person, or by a committee of two or more directors, all of whom are Disinterested Persons. Such committee may be the Committee if all of the members thereof are Disinterested Persons, or a special committee appointed by the Board of Directors composed of at least two Disinterested Persons. If the Board of Directors is composed entirely of Disinterested Persons, the Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to this “Committee” shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the committee, and any special committee appointed by the board to administer particular aspects of the Plan .
               (ii) Power and Authority. Subject to the express provisions of the Plan and to applicable law, the Committee or the board of Directors, as the case may be, shall have full power and authority to: (i) designate Key Employees; (ii) determine the type or types of Awards to be granted to each Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) institute one or more Exchange Programs, including without limitation any Exchange Program described in Section 9(b); and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Key Employee, any holder or beneficiary of any Award and any employee of the Company or any Subsidiary. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.
     (b) Delegation. The Committee may, in its sole discretion, delegate such powers and duties under the Plan as it deems appropriate; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to executive officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act.
Section 4. Shares Available for Awards.
     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares that may subject to Awards under the Plan shall not exceed 10,000,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available out of authorized but unissued Shares the number of Shares to satisfy Awards granted under the Plan. The maximum number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents, or other Stock Based Awards, or any combination of the foregoing, may be granted to any single individual in any one calendar year shall not exceed $100,000.
     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
Section 5. Eligibility.
     Any Key Employee, including any Key Employee who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant; provided, however, a director of the Company who is not also an employee of the Company or a Subsidiary shall not be designated as an Participant. In determining which Key Employees shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Key Employees, their present and potential contributions to the success of the Company or such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding, the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) of the Company and its Subsidiaries.
Section 6. Awards.
     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, which terms and conditions shall be set forth in a form approved by the Committee.
          (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided, further, that the aggregate Fair Market Value, determined at the time an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by a Key Employee in any calendar year under all plans of the Company and any parent corporation of the Company and any Subsidiary shall not exceed $100,000.
          (ii) Option Term. The term of each Option shall be for a period of ten years from the date of grant of any Incentive Stock Option and ten years and three months from the date of grant of a Non-Qualified Stock Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to this Section 6. If a Key Employee’s employment with the Company and all Subsidiaries terminates other than by reason of the Key Employee’s death, Total Disability or Retirement, the Key Employee’s Options shall terminate and cease to be exercisable upon termination of employment, unless the Committee shall determine otherwise.
          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may also permit the holders of Options, in accordance with such procedures as the Committee may in its sole discretion establish, including those set forth in Section 6(g) hereof, to exercise Options and sell Shares acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee, and to use the proceeds from such sale as payment of the exercise price of such Options.
          (iv) Restoration Options. The Committee may grant Restoration Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the Option to which such Restoration Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the Plan or agreement relating to such Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Restoration Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Option to which such Restoration Option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant; provided, however, that Restoration Options may not be granted with respect to any Option granted to a Non-Employee Director under any other stock option plan of the Company.
          (v) Incentive and Non-Qualified Stock Options. Each Option granted pursuant to the Plan shall specify whether it is an Incentive Stock Option or a Non-Qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give the Participant the right to receive in its place a Non-Qualified Stock Option.
     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate (the “Restricted Period”).
          (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. Except as otherwise provided in this Section 6(c), no Shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restricted Period. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.
          (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the cases of death, Total Disability or Retirement, or in circumstances where the Committee finds that a waiver would be in the best interest of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.
     (e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.
     (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law and, in the case of executive officers and directors of the Company, Rule 16b-3. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
     (g) General.
               (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
               (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any plan of the Company or any Subsidiary other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Subsidiary may be granted either at the same time as, or at a different time from, the grant of such other Awards or awards.
               (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
               (iv) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the Option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the Option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the Shares underlying the Option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the Option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the Option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of Shares underlying the Option that have been sold by such broker for the optionee.
               (v) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.
               (vi) Term of Awards. Unless otherwise expressly set forth in the Plan, the term of each Award shall be for such period as may be determined by the Committee.
               (vii) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.
Section 7. Amendment and Termination; Adjustments.
          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:
          (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that , notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval;
               (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;
               (iii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or
               (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.
          (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.
          (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding; Tax Bonuses.
          (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined and in accordance with Rule 16b-3 under the Exchange Act in the case of an Award held by any executive officer of the Company.
     An executive officer of the Company may elect to have Shares withheld from a grant or an award made under the Plan or tender Shares to the Company in order to satisfy the tax withholding consequences of a grant or an Award made under the Plan, only during the period beginning on the third business day following the date on which the Company releases the financial information specified in Rule 16b-3(e)(1)(ii) under the Exchange Act and ending on the twelfth business day following such date. An executive officer of the Company may also elect to have Shares withheld on exercise of an Option granted under the Plan in order to satisfy tax withholding consequences thereof by providing the Company with a written election to so withhold at least six months in advance of the withholding of Shares otherwise issuable upon exercise of such Option.
          (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.
Section 9. General Provisions
          (a) No Rights to Awards. No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
          (b) Exchange Programs. For the avoidance of doubt, the Committee, in its sole discretion, may provide for, and the Company may implement, one or more Exchange Programs, pursuant to which certain outstanding awards under any equity incentive plan of the Company, including without limitation, the Company’s 1999 Stock Incentive Plan and 1995 Stock Incentive Plan, could, at the election of the person holding such Awards, be tendered to the Company for cancellation in exchange for the issuance of Awards under the Plan. The terms and conditions of any Exchange Program pursuant to this Section 9(b) will be determined by the Committee in its sole discretion.
          (c) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.
          (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
          (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary, nor will it affect in any way the right of the Company or a Subsidiary to terminate such employment at any time, with or without cause. In addition, the Company or a Subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (f) Assignability. No Award granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder.
          (g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.
          (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
          (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.
          (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
          (k) Transfers and Leaves of Absence. Solely for the purposes of the Plan: (a) a transfer of a Key Employee’s employment without an intervening period from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company or a Subsidiary, as the case may be, during such leave of absence.
          (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10. Effective Date of the Plan.
          The Plan shall be effective as of June 20, 1995, subject to approval by the stockholders of the Company within one year thereafter.
Section 11. Term of the Plan.
          Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on June 20, 2005. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Charles W. Ergen and R. Stanton Dodge, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all Class A Shares and Class B Shares of DISH Network Corporation held of record by the undersigned on March 16, 2009, at the Annual Meeting of Shareholders to be held on May 11, 2009, or any adjournment thereof.
1.	ELECTION OF EIGHT DIRECTORS.

☐ FOR all nominees listed below (except as marked to the contrary)

☐ WITHHOLD AUTHORITY to vote for all the nominees listed below

James DeFranco	Cantey Ergen	Charles W. Ergen	Steven R. Goodbarn

Gary S. Howard	David K. Moskowitz	Tom A. Ortolf	Carl E. Vogel
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee’s name above.)

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	TO APPROVE OUR 2009 STOCK INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	TO APPROVE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD EXCHANGE PROGRAMS.

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE EIGHT DIRECTORS SET FORTH ABOVE (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2009 (3) APPROVAL OF OUR 2009 STOCK INCENTIVE PLAN AND (4) APPROVAL OF AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR STOCK AWARD EXCHANGE PROGRAMS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:		,2009

Signature

Signature if held jointly

Signatures should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.